_______________________________________________________________
_______________________________________________________________




                       ISP HOLDINGS INC.

                 9 3/4% Senior Notes due 2002

                              and

             Series B 9 3/4% Senior Notes due 2002



                        ______________



                           INDENTURE

                 Dated as of October 18, 1996


                        ______________


                     THE BANK OF NEW YORK


                        ______________

                            Trustee


_______________________________________________________________
_______________________________________________________________

                          CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                          Indenture Section

310(a)(1).........................................   7.10
   (a)(2).........................................   7.10
   (a)(3).........................................   N.A.
   (a)(4).........................................   N.A.
   (a)(5).........................................   7.08
   (b)............................................   7.08; 7.10; 10.02
   (c)............................................   N.A.

311(a)............................................   7.11
   (b)............................................   7.11
   (c)............................................   N.A.

312(a)............................................   2.05
   (b)............................................   10.03
   (c)............................................   10.03

313(a)............................................   7.06
   (b)(1).........................................   N.A.
   (b)(2).........................................   7.06
   (c)............................................   7.06; 10.02
   (d)............................................   7.06

314(a)............................................   4.05; 4.06; 10.02
   (b)............................................   N.A.
   (c)(1).........................................   10.04
   (c)(2).........................................   10.04
   (c)(3).........................................   N.A.
   (d)............................................   N.A.
   (e)............................................   10.05
   (f)............................................   N.A.

315(a)............................................   7.12(b)
   (b)............................................   7.05; 10.02
   (c)............................................   7.12(a)
   (d)............................................   7.12(c)
   (e)............................................   6.11

316(a)(last sentence).............................   2.09
   (a)(1)(A)......................................   6.05
   (a)(1)(B)......................................   6.04
   (a)(2).........................................   N.A.
   (b)............................................   6.07
   (c)............................................   9.04

317(a)(1).........................................   6.08
   (a)(2).........................................   6.09
   (b)............................................   2.04


318(a)............................................   10.01

_______________
      N.A. means "not applicable."

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                             TABLE OF CONTENTS


                                                                       Page

                                 ARTICLE I

                DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions.....................................       1
SECTION 1.02.     Incorporation by Reference of Trust
                    Indenture Act.................................      26
SECTION 1.03.     Rules of Construction...........................      26


                                ARTICLE II

                                 THE NOTES

SECTION 2.01.     Form and Dating.................................      27
SECTION 2.02.     Execution and Authentication;
                    Aggregate Principal Amount....................      27
SECTION 2.03.     Registrar and Paying Agent......................      29
SECTION 2.04.     Paying Agent To Hold Money in Trust.............      29
SECTION 2.05.     Holder Lists....................................      30
SECTION 2.06.     Transfer and Exchange...........................      30
SECTION 2.07.     Replacement Notes...............................      32
SECTION 2.08.     Outstanding Notes...............................      32
SECTION 2.09.     Treasury Notes..................................      33
SECTION 2.10.     Temporary Notes.................................      33
SECTION 2.11.     Cancellation....................................      33
SECTION 2.12.     Defaulted Interest..............................      33
SECTION 2.13.     CUSIP Number....................................      34
SECTION 2.14.     Deposit of Moneys...............................      34


                                ARTICLE III

                                REDEMPTION

SECTION 3.01.     Notices to Trustee..............................      34
SECTION 3.02.     Selection of Notes To Be Redeemed...............      35
SECTION 3.03.     Notice of Redemption............................      35
SECTION 3.04.     Effect of Notice of Redemption..................      36
SECTION 3.05.     Deposit of Redemption Price.....................      36
SECTION 3.06.     Notes Redeemed in Part..........................      36

                                ARTICLE IV

                                 COVENANTS

SECTION 4.01.     Payment of Notes................................      37
SECTION 4.02.     Maintenance of Office or Agency.................      37
SECTION 4.03.     Corporate Existence.............................      38
SECTION 4.04.     Payment of Taxes and Other Claims...............      38
SECTION 4.05.     Compliance Certificates.........................      38
SECTION 4.06.     Securities and Exchange Commission
                    Reports.......................................      39
SECTION 4.07.     Waiver of Stay, Extension or Usury
                    Laws..........................................      40
SECTION 4.08.     Maintenance of Properties.......................      40
SECTION 4.09.     Limitation on Debt and Preferred
                    Stock of the Company and ISP
                    Subsidiaries..................................      41
SECTION 4.10.     Limitation on Debt and Preferred
                    Stock of BMCA Subsidiaries....................      43
SECTION 4.11.     Limitation on Debt and Preferred
                    Stock of Specified Subsidiaries...............      44
SECTION 4.12.     Prohibition on Debt and Capital
                    Stock of Intermediate Parents of
                    ISP and BMCA..................................      45
SECTION 4.13.     Limitation on Restricted Payments
                    and Restricted Investments....................      46
SECTION 4.14.     Limitation on Liens.............................      48
SECTION 4.15.     Prohibition on Certain Transactions.............      49
SECTION 4.16.     Limitation on Transactions with
                    Affiliates....................................      50
SECTION 4.17.     Limitation on Investments in Non-
                    Recourse Subsidiaries by ISP
                    Subsidiaries and BMCA
                    Subsidiaries..................................      52
SECTION 4.18.     Limitation on Dividend and Other
                    Payment Restrictions Affecting
                    Subsidiaries..................................      52
SECTION 4.19.     Change of Control...............................      54
SECTION 4.20.     Limitation on Asset Sales.......................      56
SECTION 4.21.     Investment Company Act..........................      59
SECTION 4.22.     Consents, etc...................................      59
SECTION 4.23.     Registration Rights.............................      60
SECTION 4.24.     Spin Off........................................      60

                                 ARTICLE V

                           SUCCESSOR CORPORATION

SECTION 5.01.     When the Company May Merge, etc.................      60
SECTION 5.02.     Successor Corporation Substituted...............      61


                                ARTICLE VI

                           DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default...............................      61
SECTION 6.02.     Acceleration....................................      63
SECTION 6.03.     Other Remedies..................................      64
SECTION 6.04.     Waiver of Past Defaults.........................      64
SECTION 6.05.     Control by Majority.............................      64
SECTION 6.06.     Limitation on Remedies..........................      64
SECTION 6.07.     Rights of Holders To Receive
                    Payment.......................................      65
SECTION 6.08.     Collection Suit by Trustee......................      65
SECTION 6.09.     Trustee May File Proofs of Claim................      65
SECTION 6.10.     Priorities......................................      66
SECTION 6.11.     Undertaking for Costs...........................      66
SECTION 6.12.     Restoration of Rights and Remedies..............      67


                                ARTICLE VII

                                  TRUSTEE

SECTION 7.01.     Rights of Trustee...............................      67
SECTION 7.02.     Individual Rights of Trustee....................      68
SECTION 7.03.     Money Held in Trust.............................      68
SECTION 7.04.     Trustee's Disclaimer............................      68
SECTION 7.05.     Notice of Defaults..............................      68
SECTION 7.06.     Reports by Trustee to Holders...................      69
SECTION 7.07.     Compensation and Indemnity......................      69
SECTION 7.08.     Replacement of Trustee..........................      70
SECTION 7.09.     Successor Trustee by Merger, etc................      71
SECTION 7.10.     Eligibility; Disqualification...................      72
SECTION 7.11.     Preferential Collection of Claims
                    Against the Company...........................      72
SECTION 7.12.     Duties of Trustee...............................      72

                               ARTICLE VIII

                    DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Discharge of Liability on Notes;
                    Defeasance....................................      73
SECTION 8.02.     Conditions to Defeasance........................      74
SECTION 8.03.     Application of Trust Money......................      76
SECTION 8.04.     Repayment to Company............................      76
SECTION 8.05.     Indemnity for Government Obliga-
                    tions.........................................      76
SECTION 8.06.     Reinstatement...................................      76


                                ARTICLE IX

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     Without Consent of Holders......................      77
SECTION 9.02.     With Consent of Holders.........................      77
SECTION 9.03.     Revocation and Effect of Consents...............      79
SECTION 9.04.     Record Date.....................................      80
SECTION 9.05.     Notation on or Exchange of Notes................      80
SECTION 9.06.     Trustee May Sign Amendments, etc................      80


                                 ARTICLE X

                               MISCELLANEOUS

SECTION 10.01.    Trust Indenture Act of 1939.....................      80
SECTION 10.02.    Notices.........................................      81
SECTION 10.03.    Communication by Holders with Other
                    Holders.......................................      81
SECTION 10.04.    Certificate and Opinion as to
                    Conditions Precedent..........................      81
SECTION 10.05.    Statements Required in Certificate
                    or Opinion....................................      82
SECTION 10.06.    Rules by Trustee, Paying Agent,
                    Registrar.....................................      82
SECTION 10.07.    Governing Law...................................      82
SECTION 10.08.    No Interpretation of Other
                    Agreements....................................      83
SECTION 10.09.    No Recourse Against Others......................      83
SECTION 10.10.    Legal Holidays..................................      83
SECTION 10.11.    Successors......................................      83
SECTION 10.12.    Duplicate Originals.............................      83
SECTION 10.13.    Separability....................................      83

SECTION 10.14.    Table of Contents, Headings, etc................      83
SECTION 10.15.    Benefits of Indenture...........................      84

SIGNATURES........................................................      85

EXHIBITS

EXHIBIT A -- Form of Initial Note.................................      A-1
EXHIBIT B -- Form of Exchange Note................................      B-1
EXHIBIT C -- Form of Legend for Book-Entry
                  Securities......................................      C-1

SCHEDULES

Schedule A -- Registration Rights

            INDENTURE, dated as of October 18, 1996, between ISP
HOLDINGS INC. (the "Company"), a Delaware corporation, and THE
BANK OF NEW YORK, a New York banking corporation (the
"Trustee"), having its Corporate Trust Office at 101 Barclay
Street, New York, New York 10286.

            The parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of ISP Holdings' 9 3/4% Senior Notes due 2002 (the "Initial
Notes") and Series B 9 3/4% Senior Notes due 2002 (the
"Exchange Notes"):

                                 ARTICLE I

                DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.01.  Definitions.

            "10% Notes" means the Series B 10% Senior Notes due
2006 of G-I Holdings.

            "Acquired Debt", with respect to any Person, means
(i) Debt (including any then unutilized commitment under any revolving working capital facility) of an entity, which entity is acquired by such Person or any of its Subsidiaries after the Issue Date; provided that such Debt (including any such facility) is outstanding at the time of the acquisition of such entity, is not created in contemplation of such acquisition and is not, directly or indirectly, recourse (including by way of set-off) to such Person or its Subsidiaries or any of their respective assets other than to the entity and its Subsidiaries so acquired and the assets of the entity and its Subsidiaries so acquired, (ii) Debt of such Person that is not, directly or indirectly, recourse (including by way of set-off) to such Person and its Subsidiaries or any of their respective assets other than to specified assets acquired by such Person or its Subsidiaries after the Issue Date, which Debt is outstanding at the time of the acquisition of such assets and is not created in contemplation of such acquisition, or (iii) Refinancings of Debt described in clauses (i) or (ii), provided that the recourse with respect to such Refinancing Debt is limited to the same extent as the Debt so Refinanced.

            "Additional Interest" means all additional interest owing under the Registration Rights Agreement.

            "Affiliate" of any specified Person means any other

Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" having meanings correlative to the foregoing. For the avoidance of doubt, GAF and its Affiliates (so long as they are under common control with the Company) shall, both before and after the Spin Off, be deemed to be Affiliates of the Company.

            "Agent" means any Registrar, Paying Agent or co-
Registrar of the Notes.

            "Applicable Date" has the meaning set forth in
Section 4.13(a)(3).

            "Applicable Premium" means, with respect to any Note, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess, if any, of (a) the present value of the required remaining interest payments, principal and future optional redemption premium (if applicable) of such Note, discounted on a semi-annual bond equivalent basis from either the maturity date of the Note or the optional redemption date to the applicable redemption date at a per annum interest rate equal to the Treasury Yield for such redemption date plus 100 basis points, over (b) the sum of the principal amount of such Note plus accrued and unpaid interest to the redemption date.

            "Asset Sale" means, with respect to any Person, the sale, lease, assignment or other disposition (including, without limitation, dispositions pursuant to any consolidation, merger or sale and leaseback transaction) by such Person or any of its Subsidiaries in any single transaction or series of related transactions of (x) any Capital Stock of any Subsidiary of such Person or (y) all or substantially all of the properties and assets of any division or line of business of such Person or any of its Recourse Subsidiaries, in either case, other than (i) by the Company or any of its Post-Spin Off Subsidiaries to the Company or any of its Post-Spin Off Subsidiaries, (ii) by G-I Holdings or any of its Post-Spin Off Subsidiaries to G-I Holdings or any of its Post-Spin Off Subsidiaries and (iii) after the Determination Date, by the Company or any of its Subsidiaries to the Company or any of its Subsidiaries. For the purposes of this definition, the term "Asset Sale" shall not include (A) any sale, lease, assignment or other disposition of properties or assets that is governed by Section 5.01, (B) any sale, lease, assignment or other disposition by a Person that has outstanding Long-Term Debt all of which (x) are rated BBB- or higher by S&P and are not on credit watch by S&P for a possible downgrade below BBB- or
(y) are rated Baa3 or higher by Moody's and are not on credit watch by Moody's for a possible downgrade below Baa3, (C) any sale of Common Stock the proceeds of which are used pursuant to the provisions described in the first paragraph of Section 5(a) of the Notes or (D) prior to the Spin Off, the retirement, liquidation, redemption or extinguishment of the indirect interest of the Company and its Subsidiaries in Rhone-Poulenc Surfactants and Specialties L.P.

            "Average Life" means, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from the date of the transaction or event giving rise to the need to calculate the Average Life of such Debt to the date, or dates, of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "BMCA" means Building Materials Corporation of
America, a Delaware corporation, and its successors.

            "BMCA Subsidiaries" means BMCA and its Subsidiaries.

            "Board of Directors" of any Person means the Board of Directors or similar governing body of such Person, or any duly authorized committee of such Board of Directors or similar governing body.

            "Board Resolution" means, with respect to the Board of Directors of any Person, a copy of a resolution certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

            "Book-Entry Note" means a Note represented by a Global Note and registered in the name of the Depository or a nominee of the Depository.

            "Business Day" means a day that is not a Legal
Holiday.

            "Capitalized Lease Obligation" means any rental

obligation that, in accordance with GAAP, is required to be classified and accounted for as a capitalized lease and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due in respect of such obligation.

            "Capital Stock" of any Person means any and all shares, interests (including partnership interests), warrants, rights, options or other interests, participations or other equivalents of or interests in (however designated) equity of such Person, including Common Stock or Preferred Stock, whether now outstanding or issued after the Issue Date, but excluding any debt securities convertible into or exchangeable for such equity.

            "Cash Equivalents" means (i) marketable direct obligations Issued by, or unconditionally Guaranteed by, the United States Government or Issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (ii) marketable direct obligations Issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (iv) certificates of deposit or bankers' acceptances maturing no more than one year from the date of acquisition thereof Issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital surplus of not less than $250,000,000, (v) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above and
(vi) investments in money market funds having assets in excess of $500,000,000 and which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

            "Change of Control" means the occurrence of any of the following events:

            (i)  prior to the first public offering of Voting

      Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of majority voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (i) and clauses
      (ii) and (iv) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, a majority of the Voting Stock of the parent corporation);

           (ii)  any "Person" (as such term is used in
      sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the Voting Stock of the Company, but only if Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or its predecessor (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company or its predecessor was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

           (iv)  either (x) the Permitted Holders or (y) the
      Company ceases, for any reason, to be the beneficial owner

      (as defined in clause (i) above), directly or indirectly,

      of majority voting power of the Voting Stock of ISP, whether as a result of issuance of securities, any merger, consolidation, liquidation or dissolution, any direct or indirect transfer of securities by any Permitted Holder or otherwise.

            "Change of Control Notice" has the meaning specified in Section 4.19(b).

            "Change of Control Payment Date" has the meaning set forth in Section 4.19(a).

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

            "Common Stock" of any Person means any and all shares, interests, participations, or other equivalents
(however designated) of such Person's common stock whether now outstanding or issued after the Issue Date.

            "Consolidated EBITDA Coverage Ratio" means, with respect to any Person, for any period, the ratio of (i) EBITDA of such Person for such period to (ii) Consolidated Interest Expense of such Person for such period; provided, however, that
(A) if such Person or any of its Subsidiaries has Issued any Debt or Capital Stock since the beginning of such period that remains outstanding on the date such calculation is made or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt or Capital Stock, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect, on a pro forma basis, to the issuance of such Debt or Capital Stock as if such Debt or Capital Stock had been Issued on the first day of such period and the discharge of any other Debt or Capital Stock Refinanced or otherwise discharged with the proceeds of such new Debt or Capital Stock as if such discharge had occurred on the first day of such period; (B) if since the beginning of such period such Person or any of its Subsidiaries shall have made any asset sale out of the ordinary course of business, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset sale for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest

Expense directly attributable to any Debt or Capital Stock of such Person or any Subsidiary of such Person and the amount of any other Debt or Capital Stock Refinanced or otherwise discharged with respect to such Person and its continuing Subsidiaries (including as a result of the assumption of such Debt or Capital Stock by the purchaser of such assets, provided that such Person or any of its Subsidiaries is no longer liable therefor) in connection with such Asset Sale for such period (or if the Capital Stock of any Subsidiary of such Person is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent such Person and its continuing Subsidiaries are no longer liable for such Debt after such sale) (it being understood that the Spin Off shall be considered an Asset Sale outside of the ordinary course of business for purposes of this clause (B)); and (C) if since the beginning of the period such Person or any of its Subsidiaries (by merger or otherwise) shall have made an Investment in any Subsidiary of such Person (or any Person which becomes a Subsidiary of such Person) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Person with respect to which the calculation is being made. If any Debt or Capital Stock bears a floating rate of interest or dividends and is being given pro forma effect, the interest on such Debt and the dividends on such Capital Stock shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

            "Consolidated Interest Expense" means with respect to any Person, for any period, the sum of (a) the interest expense of such Person and its consolidated Subsidiaries (other than interest expense related to Non-Recourse Debt) for such period as determined in accordance with GAAP consistently applied, plus (b) the product of (x) the amount of all dividends paid or accrued on any series of preferred stock of such Person (other than non-Redeemable Stock) and its Recourse Subsidiaries times
(y) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined consolidated federal, state and local tax rate of such Person, expressed as a decimal.

            "Consolidated Net Income (Loss)" means with respect

to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains in such period net of all extraordinary losses in such period; (ii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis;
(iii) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (iv) the net income (loss) of any Subsidiary of such Person (other than, in calculating the consolidated net income (loss) of the Company, the consolidated net income (loss) of ISP, USI or BMCA) to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (v) the net income (or net loss) of any other Person that is not a Subsidiary of the first Person with respect to which Consolidated Net Income is being calculated (the "first Person") and in which any other Person (other than such first Person and or any of its Subsidiaries) has an equity interest or of a Non-Recourse Subsidiary of such first Person, except to the extent of the amount of dividends or other distributions actually paid or made to such first Person or any of its Subsidiaries by such other Person during such period (subject in the case of a dividend or distribution received by a Subsidiary of such first Person, to the limitations contained in clause (iv) above); (vi) any interest income resulting from loans or investments in Affiliates, other than cash interest income actually received; (vii) charges relating to the Transactions or the offering of the 10% Senior Notes and Series B 10% Senior Notes due 2006 of G-I Holdings; and
(viii) the cumulative effect of a change in accounting principles.

            "Consolidated Net Worth" of any Person means, at any date, all amounts that would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date less (to the extent otherwise included therein) any amounts attributable to Redeemable Stock.

            "Credit Agreement" means the credit agreement dated as of July 26, 1996, among ISP, certain of its Subsidiaries, the financial institutions named therein and Chase Manhattan

Bank, as agent thereunder, as the same may be amended or supplemented.

            "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "Debt" of any Person means, without duplication,
(i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than those payable to government agencies to defer the payment of workers' compensation liabilities, taxes, assessments or other obligations, and provided in the ordinary course of business of such Person); (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including guarantees of such obligations and dividends; and
(vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured. For purposes of Section 4.20, Debt of the Company (prior to the Spin Off) and any BMCA Subsidiary shall include the provision for existing or future asbestos-related bodily injury claims, as set forth in the then most recent consolidated financial statement of the Company.

            "Default" means any event which is, or after notice

or passage of time or both would be, an Event of Default.

            "Depository" means, with respect to the Notes issued in the form of one or more Book-Entry Notes, The Depository Trust Company or another person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

            "Determination Date" means the date (if any) on which the Company delivers a notice to the Trustee that the Board of Directors of the Company has determined not to effect the Spin Off, which notice shall be irrevocable and include a copy of the Board Resolution of such Board of Directors making such determination.

            "Discount Notes" has the meaning set forth in
Section 4.20(a)(3).

            "EBITDA" means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period, adjusted to the extent deducted in calculating such Consolidated Net Income by adding back (without duplication):
(i) income tax expense of such Person and its Subsidiaries accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary items or other items excluded from the definition of Consolidated Net Income),
(ii) Consolidated Interest Expense of such Person,
(iii) depreciation expense, (iv) amortization expense and (v) minority interest in any Recourse Subsidiary that is not a Wholly Owned Subsidiary but is otherwise consolidated in the financial statements of such Person, but only so long as such Subsidiary is consolidated with such Person for such period for U.S. federal income tax purposes.

            "Events of Default" has the meaning set forth in
Section 6.01.

            "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time, and the rules and regulations of the Commission thereunder.

            "Exchange Notes" has the meaning assigned to that term in the preambles to this Indenture.

            "Exchange Offer" means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of the Initial Notes to exchange all the Initial Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Initial Notes held by such Holder, all in accordance with the terms and conditions of the Registration Rights Agreement.

            "Exchange Offer Circular" means the Exchange Offer
Circular and Consent Solicitation Statement dated September 13,
1996, as supplemented through the Issue Date.

            "Existing Management Agreement" means the Amended and
Restated Management Agreement dated as of March 3, 1992 by and among GAF and certain of its Subsidiaries as amended through the Issue Date.

            "G-I Holdings" means G-I Holdings Inc., a Delaware corporation, and its successors.

            "Generally Accepted Accounting Principles" or "GAAP" means generally acceptable accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

            "GAF" means GAF Corporation, a Delaware corporation, and its successors.

            "Global Note" means a Note evidencing all or a part of the Notes to be issued as Book-Entry Notes, issued to the Depository in accordance with Section 2.02 and bearing the legend prescribed in Exhibit C.

            "Granules Contracts" means (i) the Supply Agreement dated as of January 1, 1995 between ISP Technologies Inc. and
BCMA, as amended by amendment dated as of December 31, 1995 and
(ii) the letter dated November 9, 1995 from ISP Mineral
Products Inc. to USI.

            "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation, contingent or otherwise, of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of participation arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring the obligee of such Debt or other obligation in any other manner of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" means the Person in whose name a Note is registered on the Registrar's books.

            "Incur" means incur, create, assume, Guarantee or otherwise become liable; and the terms "incurred" and "incurrence" having meanings correlative to the foregoing.

            "Indemnification Agreement" means the indemnification agreement dated as of the Issue Date among GAF and certain of its Subsidiaries.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Initial Notes" has the meaning assigned to that term in the preamble to this Indenture.

            "Initial Notes Amount" has the meaning set forth in
Section 2.02.

            "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

            "Investment" means any direct or indirect advance, loan (other than advances or loans to customers in the ordinary course of business, which are recorded, in accordance with GAAP, at the time made as accounts receivable on the balance sheet of the Person making such advance or loan) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities Issued by, any other Person.

            "ISP" means International Specialty Products Inc., a
Delaware corporation, and its successors.

            "ISP Holdings Transactions" means the transactions described in the Exchange Offer Circular under the heading "The ISP Holdings Transactions," including the offering of the New Money Notes, substantially on the terms described therein.

            "ISP Subsidiaries" means ISP and its Subsidiaries.

            "Issue" means issue, assume, Guarantee, incur or

otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

            "Issue Date" means October [18], 1996, the date of original issuance of the Initial Notes.

            "Legal Holiday" has the meaning set forth in
Section 10.10.

            "Lien" means any lien, mortgage, charge, pledge, security interest, or other encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

            "Linden Dividend" means the payment of a dividend or distribution in respect of the Company's Common Stock of the assets comprising the Linden Property or of the shares of Capital Stock of a Subsidiary of the Company all or substantially all of the assets of which consist of the Linden
Property.

            "Linden Property" means that property consisting of approximately 140 acres (40 acres developed) located in Union County, New Jersey at the foot of South Wood Avenue, Linden and owned by ISP Environmental Services Inc., which is the site of a former chemicals manufacturing facility of ISP.

            "Long-Term Debt" of any Person means outstanding long-term debt securities of such Person (or, in the event that such Person has no outstanding long-term debt securities, a credit facility of such Person) that (i) is unsecured, (ii) not subordinated in right of payment to any other Debt of such Person and (iii) is not guaranteed and does not have credit support provided by any other Person (other than, in the case of Long-Term Debt of any ISP Subsidiary, any ISP Subsidiary).

            "Moody's" means Moody's Investors Service, Inc. or its successor.

            "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions),
(b) taxes paid or payable ((1) including, without limitation, income taxes reasonably estimated to be actually payable as a result of any disposition of property within two years of the date of disposition, including under any tax sharing arrangements, and (2) after taking into account any reduction in tax liability due to available tax credits or deductions applicable to the transaction), (c) a reasonable reserve for the after-tax cost of any indemnification obligations (fixed and/or contingent) attributable to seller's indemnities to the purchaser undertaken by the Company or any of its Subsidiaries in connection with such Asset Sale and (d) repayment of Debt that is required to be repaid in connection with such Asset Sale, under agreements governing such Debt or Asset Sale.

            "Net Proceeds Offer" shall have the meaning provided in Section 4.20.

            "New Management Agreement" means the Existing
Management Agreement as amended to add the Company as a party thereto.

            "New Money Notes" means the 9% Senior Notes due 2003, the Senior B 9% Senior Notes due 2003 and the 9% Private
Exchange Senior Notes due 2003 of the Company.

            "Non-Recourse Debt" of any Person means Debt or the portion of Debt (i) as to which neither GAF, the Company nor any of its Recourse Subsidiaries (A) provides credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitutes the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of such Person or its Recourse Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

            "Non-Recourse Subsidiary" of any Person means a Subsidiary (A) which has been designated as such by the Board of Directors of such Person, (B) which has not acquired any assets directly or indirectly from GAF, the Company or any of its Subsidiaries other than at fair market value, including by the receipt of Capital Stock of such Non-Recourse Subsidiary, provided, however, that if any such acquisition or series of related acquisitions involves assets having a value in excess of $2,000,000, such acquisition or series of related acquisitions shall be approved by a majority of the members of the Board of Directors of the Company in a Board Resolution which shall set forth that such acquisitions are being, or have been, made at fair market value, and (C) which has no Debt other than Non-Recourse Debt. Subsidiaries of Non-Recourse Subsidiaries shall be deemed Non-Recourse Subsidiaries.

            "Notes" means the Initial Notes and the Exchange
Notes treated as a single class of securities.

            "Obligations" means (a) the full and punctual payment of the principal of, and interest on, the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Notes.

            "Officer" of any corporation means the Chairman of the Board, the President, any Vice President, the Chief
Financial Officer, the Treasurer, the Secretary or the Controller of such corporation.

            "Officers' Certificate" of any corporation means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of such corporation and delivered to the Trustee and which complies with
Section 10.05.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with Section 10.05. Such legal counsel may be an employee of or counsel to the Company or its Affiliates.

            "Paying Agent" has the meaning set forth in Sec-tion 2.03, except that, for the purposes of Article VIII and Sections 4.19 and 4.20, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any thereof.

            "Permitted Holders" means (i) Samuel J. Heyman, his heirs, administrators, executors and entities of which a majority of the Voting Stock is owned by Samuel J. Heyman, his heirs, administrators or executors and (ii) any Person controlled, directly or indirectly, by Samuel J. Heyman or his heirs, administrators or executors.

            "Permitted Lien" means:


            (1) Liens for taxes, assessments and governmental charges to the extent not required to be paid under this Indenture;

            (2) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by an appropriate process of law, and for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

            (3) pledges or deposits in the ordinary course of business to secure lease obligations or non-delinquent obligations under workers' compensation, unemployment insurance or similar legislation;

            (4) Liens to secure the performance of public statutory obligations that are not delinquent, appeal bonds, performance bonds or other obligations of a like nature (other than for borrowed money);

            (5) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole;

            (6)  Liens in favor of customs and revenue
      authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

            (7) judgment and attachment Liens not giving rise to a Default or Event of Default;

            (8) leases or subleases granted to others not interfering in any material respect with the business of the Company and its Subsidiaries, taken as a whole;

            (9) Liens encumbering deposits made in the ordinary course of business to secure nondelinquent obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or its Subsidiaries for which a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made;

            (10)  any interest or title of a lessor in the

      property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of default by the Company or any of its Subsidiaries of its obligations under any such lease which is material;

            (11) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases or conditional sales of personal property that are otherwise permitted under this Indenture and under which the Company or any of its Subsidiaries is lessee;

            (12)  broker's Liens securing the payment of
      commissions and management fees in the ordinary course of business;

            (13) Liens on cash and Cash Equivalents posted as margin pursuant to the requirements of any bona fide hedge agreement relating to interest rates, foreign exchange or commodities listed on public exchanges, but only to the extent such Liens are required from customers generally (regardless of creditworthiness) in accordance with customary market practice;

            (14) Liens on cash collateralizing reimbursement obligations in respect of letters of credit issued for the account of the Company or any of its Subsidiaries in the ordinary course of business (other than letters of credit issued as credit support for any Debt);

            (15) Liens arising in respect of accounts receivable arising as a result of non-recourse sales thereof;

            (16) Liens arising by reason of consignment sales of inventory in the ordinary course of business; and

            (17)  Liens on stock or assets of any Non-Recourse
      Subsidiary securing Debt owing by such Non-Recourse
      Subsidiary.

            "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

            "Post-Spin Off Subsidiary" of any Person means any Subsidiary of such Person after giving effect to the Spin Off.

            "Preferred Stock", as applied to the Capital Stock of

any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation. Preferred Stock of any Person shall include Redeemable Stock of such Person.

            "Principal" of a debt security, including the Notes, means the principal of such security plus, when appropriate, the premium, if any, on such security.

            "Principal Amount at Maturity" of a security means the amount specified as such on the face of such security.

            "Proceeds Purchase Date" shall have the meaning provided in Section 4.20.

            "Purchase Money Obligation" of any Person means any Debt secured by a Lien on assets related to the business of such Person, and any additions and accessions thereto or replacements thereof, which are purchased or constructed by such Person at any time after the Issue Date; provided, however, that (i) the aggregate outstanding principal amount of such Debt (determined on a per asset basis in the case of any additions, accessions or replacements) shall not at any time exceed 100% of the purchase price to such Person of the related assets or (ii) such Debt shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto or replacements thereof and any proceeds therefrom.

            "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "Ratings Event" means any of the following:

            (i)  the rating of ISP's Long-Term Debt being below
      Baa3 (in the case of the rating by Moody's) and below BB+
      (in the case of the rating by S&P); or

           (ii) at any time that ISP's Long-Term Debt is rated below Baa3 by Moody's, the rating of ISP's Long-Term Debt being placed on credit watch for a ratings downgrade below
      BB+ by S&P; or

          (iii) at any time that ISP's Long-Term Debt is rated below BB+ by S&P, the rating of ISP's Long-Term Debt being placed on credit watch for a ratings downgrade below Baa3 by Moody's.

            "Recourse Subsidiaries", of any Person, means all

Subsidiaries of such Person other than Non-Recourse
Subsidiaries of such Person.

            "Redeemable Stock" means, with respect to any Person, Capital Stock of such Person that by its terms or otherwise
(x) is required, directly or indirectly, to be redeemed on or prior to the ninetieth day after the Stated Maturity of the Notes, (y) is redeemable or puttable, directly or indirectly, at the option of the holder thereof at any time on or prior to the ninetieth day after the Stated Maturity of the Notes, or
(z) is exchangeable or convertible into another security (other than a security that is not itself Redeemable Stock).

            "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Refinancing Debt" means Debt Issued to Refinance any other Debt; provided, however, that (i) the amount of the Debt so Issued shall not exceed the principal amount or the accreted value (in the case of Debt Issued at a discount) of the Debt so Refinanced plus, in each case, the reasonable costs incurred by the issuer in connection with such Refinancing, (ii) the Average Life and Stated Maturity of the Debt so Issued shall equal or exceed that of the Debt so Refinanced, (iii) the Debt so Issued shall not rank senior in right of payment to the Debt being Refinanced, (iv) if the Debt being Refinanced does not bear interest in cash prior to a specified date, the Refinancing Debt shall not bear interest in cash prior to such specified date, (v) if the Debt being Refinanced is a Purchase Money Obligation, Refinancing Debt shall not be secured by any assets not securing the Debt so Refinanced or improvements or additions thereto, or replacements thereof, and (vi) the obligors with respect to the Refinancing Debt shall not include any persons who were not obligors (including predecessors thereof) with respect to the Debt being Refinanced.

            "Registrar" has the meaning set forth in
Section 2.03.

            "Registration Rights Agreement" means the agreement of the Company set forth on Schedule A hereto.

            "Restricted Investment" means, with respect to the Company or any of its Subsidiaries, an Investment by such Person in an Affiliate of the Company; provided, however, that the following shall not be Restricted Investments:

      (a)  any Investment by the Company or any ISP Subsidiary

            (or on and after the Determination Date, any Subsidiary of the Company) in any Unrestricted
            Affiliate;

      (b)  prior to the Determination Date:

            (i)  any Investment by the Company or any of its
                  Post-Spin Off Subsidiaries in (x) the Company or any of its Post-Spin Off Recourse Subsidiaries or (y) any such Affiliate that becomes, as a result of such Investment, a Recourse Subsidiary of any Post-Spin Off Recourse Subsidiary of the Company; and

           (ii) any Investment by G-I Holdings or any of its Post-Spin Off Subsidiaries in (x) G-I Holdings or any of its Post-Spin Off Recourse Subsidiaries or (y) any such Affiliate that becomes, as a result of such Investment, a Recourse Subsidiary of any Post-Spin Off Recourse Subsidiary of G-I Holdings;

      (c) prior to the Spin Off, loans and advances bearing market rates of interest between the Company and any of its Subsidiaries or between or among Subsidiaries of the Company so long as such loans and advances, if they are not permitted under clause (b)(i) or (ii), are repaid in full in cash at the consummation of the Spin Off; and

      (d)  on and after the Determination Date:

            (i)  any Investment in the Company or any of its
                  Recourse Subsidiaries; and

           (ii) any Investment in any such Affiliate that becomes, as a result of such Investment, a Recourse Subsidiary of the Company.

            "Restricted Payment" means (i) the declaration or making of any dividend or of any other payment or distribution (other than dividends, payments or distributions payable solely in shares of the Company's Capital Stock other than Redeemable Stock) on or with respect to the Company's Capital Stock (other than Redeemable Stock) and (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of the Company's Capital Stock (other than Redeemable Stock); provided, however, that the Linden Dividend shall not be deemed to be a Restricted Payment.

            "Restricted Security" has the meaning set forth in

Rule 144(a)(3) under the Securities Act.

            "S&P" means Standard & Poor's Rating Services or its successor.

            "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

            "Shelf Registration Statement" means the shelf registration statement, which the Company will use its best efforts to cause to become effective with respect to the resale of the Initial Notes in the event that the Exchange Offer is not completed, pursuant to the terms of the Registration Rights Agreement.

            "Significant Subsidiary" means (i) any Recourse Subsidiary of the Company which at the time of determination either (A) had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, constituted at least 5% of the Company's total assets on a consolidated basis as of such date, in each case determined in accordance with GAAP, or (B) had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which constituted at least 5% of the Company's total revenues on a consolidated basis for such period, or (ii) any Recourse Subsidiary of the Company which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either
(A) have had assets which, as of the date of the Company's most recent quarterly consolidated balance sheet, would have constituted at least 10% of the Company's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of the Company's most recent quarterly consolidated statement of income which would have constituted at least 10% of the Company's total revenues on a consolidated basis for such period (each such determination being made in accordance with GAAP). "Defaulting Subsidiary" means any Recourse Subsidiary of the Company with respect to which an event described under clause (6), (7), or
(8) of Section 6.01 has occurred and is continuing.

            "Specified Agreements" means (i) the Tax Sharing Agreements (but, after a company leaves the applicable consolidated group, only with respect to the indemnities that survive thereunder), (ii) the Existing Management Agreement and the New Management Agreement, (iii) the Granules Contracts and
(iv) the Indemnification Agreement and other similar indemnification agreements in effect prior to the Issue Date.

            "Specified Subsidiaries" means Subsidiaries of the

Company other than (i) ISP Subsidiaries and (ii) BMCA
Subsidiaries.

            "Spin Off" means the consummation of the transactions described in items (1) through (9) in the first paragraph under the section of the Exchange Offer Circular entitled "The Spin
Off Transactions," substantially on the terms described in such paragraph.

            "Spin Off Date" means the date on which the Spin Off is consummated.

            "Stated Maturity" when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Debt, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or any installment of interest is due and payable.

            "Subsidiary" means, with respect to any Person at any time of determination, (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least majority ownership interest and the power to direct the policies, management and affairs thereof. For purposes of this definition, any director's qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

            "Tax Sharing Agreements" means, collectively, (i) the tax sharing agreement dated as of September 7, 1993, as amended on the Issue Date, among GAF, G-I Holdings, G Industries and the Company, (ii) the amended and restated tax sharing agreement dated as of March 3, 1992 among GAF, G Industries,
ISP and certain of ISP's Subsidiaries, (iii) the tax sharing agreement among ISP Holdings and certain of its Subsidiaries, described in the Exchange Offer Circular under "Tax Sharing Agreements -- ISP Holdings Tax Sharing Agreement," and (iv) prior to the Spin Off, the tax sharing agreement dated as of January 31, 1994 among GAF, G-I Holdings, BMCA and BMCA's Subsidiaries.

            "TIA" means the Trust Indenture Act of 1939, as

amended, as in effect on the date hereof.

            "Transactions" means the Spin Off and the ISP
Holdings Transactions.

            "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the applicable redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining Average Life of the Notes; provided, however, that if the Average Life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

            "Trustee" means the party named as such in this Indenture until a successor replaces such party in accordance with the provisions of this Indenture, and thereafter means such successor.

            "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Unrestricted Affiliate" means: (a) prior to the Determination Date, any Person (other than any Subsidiary of the Company) controlled (as defined in the definition of "Affiliate") by the Company in which no Affiliate of the Company (other than (i) so long as ISP is a Recourse Subsidiary of the Company, ISP or any of its Wholly-Owned Recourse Subsidiaries, (ii) any director or officer of the Company or any of its Post-Spin off Subsidiaries (so long as such person is not also a director or officer of GAF or any of its Affiliates (other than the Company and its Post-Spin Off Subsidiaries, except for Non-Recourse Subsidiaries in which GAF has an interest other than through the Company)) and
(iii) another Unrestricted Affiliate under this paragraph (a)) has an Investment; and (b) on and after the Determination Date, any Person (other than any Subsidiary of the Company) controlled (as defined in the definition of "Affiliate") by the

Company in which no Affiliate of the Company (other than (i) so long as ISP is a Recourse Subsidiary of the Company, ISP or any of its Wholly-Owned Recourse Subsidiaries, (ii) so long as BMCA is a Recourse Subsidiary of the Company, BMCA or any of its Wholly-Owned Recourse Subsidiaries, (iii) a Wholly-Owned Recourse Subsidiary of the Company, (iv) any director or officer of the Company or any of its Subsidiaries (so long as such Person is not also a director or officer of GAF or any of its Affiliates (other than the Company and its Subsidiaries, except for Non-Recourse Subsidiaries in which GAF has an interest other than through the Company)) and (v) another Unrestricted Affiliate under this paragraph (b)) has an Investment.

            "U.S. Government Obligations" means money or direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United
States is pledged.

            "USI" means U.S. Intec, Inc., a Texas corporation, and its successors.

            "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind normally entitled to vote in the election of the board of directors or other governing body of such Person.

            "Wholly-Owned Recourse Subsidiary" of any Person means a Wholly-Owned Subsidiary of such Person that is a Recourse Subsidiary of such Person.

            "Wholly-Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the applicable corporation or another
Wholly-Owned Subsidiary of the applicable corporation.

            Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "indenture securities" means the Notes;

            "indenture security holder" means a Holder or a Holder;

            "indenture to be qualified" means this Indenture;

            "indenture trustee" or "institutional trustee" means

the Trustee; and

            "obligor" on the indenture securities means the Company and any other obligor on the Notes.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

            Section 1.03.  Rules of Construction.  Unless the
context otherwise requires:

            (1)   a term has the meaning assigned to it;

            (2)   "or" is not exclusive;

            (3) words in the singular include the plural, and words in the plural include the singular;

            (4) provisions apply to successive events and transactions;

            (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

            (6) all calculations made for the purpose of determining compliance with the terms of the covenants set forth in Article IV and other provisions of this Indenture shall utilize GAAP in effect at the time of preparation of, and in conformity with those used to prepare, the historical consolidated financial statements of the Company at and for the fiscal year ended December 31, 1995. All financial calculations shall be made as if the Spin Off occurred as of the Issue Date; provided, however, that if the Determination Date occurs, all subsequent financial calculations shall be made without giving effect to the Spin Off; provided, further, however, that, in such event, cumulative Consolidated Net Income for purposes of
      Section 4.13(a) shall be recalculated from the Applicable Date without giving effect to the Spin Off.

                                ARTICLE II

                                 THE NOTES

            Section 2.01.  Form and Dating.  The Initial Notes
and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange

Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B. The Notes may have notations, legends or endorsements required by law, stock exchange rule or agreements to which the Company is subject, if any, or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them, and such approval shall be evidenced by the execution of such Notes by two Officers of the Company. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the form of the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture.

            Section 2.02.  Execution and Authentication;
Aggregate Principal Amount. Two Officers shall sign the Notes for the Company by facsimile or manual signature. The
Company's seal may be reproduced or imprinted on the Notes, by facsimile or otherwise.

            If a Person whose signature is on a Note as an Officer no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee shall authenticate and make available for delivery (i) Initial Notes for original issue in an aggregate principal amount (the "Initial Notes Amount") equal to $1,000 principal amount of Initial Notes for each $1,000 principal amount of 10% Notes exchanged for the Initial Notes pursuant to the Exchange Offer Circular and Consent Solicitation Statement dated September 13, 1996, as supplemented by the Supplement to Exchange Offer Circular and Consent Solicitation Statement dated October 1, 1996 and (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by an Officer of the Company to a Trust Officer. The order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the Initial Notes Amount, except as provided in
Section 2.07.

            The Notes shall be issuable only in registered form

and only in denominations of $1,000 and any integral multiple thereof.

            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes, which authenticating agent shall be compensated by the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so, except with regard to the original issuance of the Notes and pursuant to Section 2.06. Except as provided in the preceding sentence, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Agent.

            If the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Notes that (i) shall represent and shall be in minimum denominations of $1,000 or in the approximate equivalent amount, (ii) shall be registered in the name of the Depository for such Global Note or Notes or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions and (iv) shall bear the legend set forth in Exhibit C.

            Section 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent.

            The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture. Each such agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent.
The Company may change an Agent without prior notice to the Holders. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

            Section 2.04.  Paying Agent To Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders all money held by the Paying Agent for the payment of principal of or interest on the Notes, and such Paying Agent shall notify the Trustee of any default by the Company in making any such payment. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.

            Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA { 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Company shall otherwise comply with TIA
{ 312(a).

            The Trustee shall be entitled to rely upon a certificate of the Registrar, the Company or such other Paying
Agent, as the case may be, as to the names and addresses of the Holders and the principal amounts and serial numbers of the Notes.

            Section 2.06. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of such Notes for registration of transfer. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or transfer in a form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute the Notes, and the Trustee shall authenticate the Notes at the Registrar's request. No service charge to the Holder shall be made for any registration of transfer or exchange, but the Company or the Trustee may require from the transferring or exchanging Holder payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 4.19,
4.20 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note
(i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to
Article III, except the unredeemed portion of any Note being redeemed in part.

            If a Note is a Restricted Security in certificated form, then as provided in this Indenture and subject to the limitations herein set forth, the Holder, provided it is a Qualified Institutional Buyer, may exchange such Note for a Book-Entry Note by instructing the Trustee to arrange for such Note to be represented by a beneficial interest in a Global
Note in accordance with the customary procedures of the Depository.

            In accordance with the provisions of this Indenture and subject to certain limitations herein set forth, an owner of a beneficial interest in a Global Note which has not been exchanged for an Exchange Note may request a Note in certificated form, in exchange in whole or in part, as the case may be, for such beneficial owner's interest in the Global Note.

            Upon any exchange provided for in the preceding paragraph, the Company shall execute and the Trustee shall authenticate and deliver to the person specified by the Depository a new Note or Notes registered in such names and in such authorized denominations as the Depository, pursuant to the instructions of the beneficial owner of the Notes requesting the exchange, shall instruct the Trustee.
Thereupon, the beneficial ownership of such Global Note shown on the records maintained by the Depository or its nominee shall be reduced by the amounts so exchanged and an appropriate endorsement shall be made by or on behalf of the Trustee on the Global Note. Any such exchange shall be effected through the Depository in accordance with the procedures of the Depository therefor.

            Notwithstanding the foregoing, no Global Note shall

be registered for transfer or exchange, or authenticated and delivered, whether pursuant to this Section, Section 2.07, 2.10 or 3.06 or otherwise, in the name of a person other than the Depository for such Global Note or its nominee until (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, and a successor depository is not appointed by the Company within 30 days, (ii) the Company executes and delivers to the Trustee a written notice that all such Global Notes shall be exchangeable or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence in respect of any Global Note representing the Notes of any one or more of the conditions specified in clause (i),
(ii) or (iii) of the preceding sentence, such Global Note may be registered for transfer or exchange for Notes registered in the names of, and authenticated and delivered to, such persons as the Trustee or the Depository, as the case may be, shall direct.

            Except as provided above, any Note authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Note, whether pursuant to this Section, Section 2.07, 2.10 or 3.06 or otherwise, shall also be a Global Note and bear the legend specified in Exhibit C.

            Section 2.07.  Replacement Notes.  If a mutilated
Note is surrendered to the Trustee or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Note, and the Trustee shall authenticate such replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company or the Trustee may charge such Holder for its expenses in replacing a Note.

            Every replacement Note is an additional obligation of the Company.

            Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes that have been authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

            If a Note is replaced pursuant to Section 2.07, it

ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent holds (or, if the Company or a Subsidiary is the Paying Agent, segregates and holds in trust), in accordance with this Indenture, on the maturity or redemption date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

            Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded.

            Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare, and the Trustee shall authenticate upon written order of the Company signed by an Officer thereof, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare, and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes.

            Until such exchange, such temporary Notes shall be entitled to the same rights, benefits and privileges as the definitive Notes.

            Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The
Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation.

            Section 2.12. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. Such special record date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Holder and the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

            Section 2.13. CUSIP Number. The Company in issuing the Notes may use a "CUSIP" number. If so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP number.

            Section 2.14. Deposit of Moneys. On or before 11:00 A.M., New York City time, on each payment date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such payment date. The principal of and interest on Book-Entry Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Book-Entry Notes represented thereby. The principal of and interest on any Notes other than Book-Entry Notes shall be payable to the registered owner of the Notes represented thereby. The principal of and interest on Notes in certificated form shall be payable at the office of the Paying Agent; provided, however, that the Company, at its option, may pay interest by check by mailing such check to the Holder's registered address.

                                ARTICLE III

                                REDEMPTION

            Section 3.01.  Notices to Trustee.  If the Company
elects to redeem Notes pursuant to Section 5(a) of the Notes, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

            The Company shall give the notice to the Trustee provided for in this Section at least 45 days before the redemption date, unless the Trustee consents in writing to a shorter notice period. Such notice shall be accompanied by an

Officers' Certificate and an Opinion of Counsel to the effect that such redemption will comply with the conditions contained in this Indenture and will set forth the redemption price. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee together with the 45-day notice, which record date shall not be prior to the date of such notice nor more than 15 days after the date of notice to the Trustee.

            Section 3.02. Selection of Notes To Be Redeemed. In the event that less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; provided, further, that if a partial redemption is made in accordance with the first paragraph of Section 5(a) of the Notes, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to procedures of The
Depository Trust Company), unless such method is otherwise prohibited. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal amount at maturity of Notes that have denominations larger than $1,000, subject to the restriction that Notes and portions of Notes which the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

            Section 3.03. Notice of Redemption. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date (or, if applicable, at such other time as is provided by Section 5(a) of the Notes) to each Holder of Notes to be redeemed at its registered address.

            The notice shall identify the Notes to be redeemed and shall state:

            (A)  the redemption date;

            (B)  the redemption price;

            (C)  the name and address of the Paying Agent;


            (D) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (E) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

            (F) that, unless the Company has failed to deposit with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to this Indenture, the interest on Notes called for redemption ceases to accrue on and after such redemption date; and

            (G)  the CUSIP number, if any, and that no
      representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by clauses (A), (B), (C) and (E) at least 45 days before the redemption date.

            Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, subject to the Company's compliance with
Section 3.05 herein, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to the redemption date.

            Section 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent in immediately available funds (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

            Section 3.06.  Notes Redeemed in Part.  Upon
surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                ARTICLE IV

                                 COVENANTS

            Section 4.01. Payment of Notes. The Company shall pay, or cause to be paid, the principal of and interest on the Notes on the dates and in the manner provided herein and in the Notes. Principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay all principal and interest payable in cash in each case as then due. The Company shall pay interest on overdue principal at the rate specified therefor in the Notes.

            Section 4.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in
Section 10.02.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any matter relieve the Company of its obligation to maintain an office or agency pursuant to this Section 4.02. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            The Company hereby initially designates the office of the Trustee or its agent located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.03.

            Section 4.03.  Corporate Existence.  The Company
shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate existence of each of its Subsidiaries (other than Non-Recourse Subsidiaries) in accordance with their respective organizational documents and (ii) the material rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that
(i) neither the Company nor any of its Subsidiaries shall be required to preserve any such right or franchise, or corporate existence, if the Board of Directors of the Company or such Subsidiary shall determine that the loss thereof is not, and will not be, adverse in any material respect to the Company or the Holders and (ii) nothing in this Section 4.03 shall prevent the Company from taking any action that complies with the provisions of Section 5.01.

            Section 4.04. Payment of Taxes and Other Claims. The Company shall, and shall cause each of its Subsidiaries (other than Non-Recourse Subsidiaries) to, pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of such Subsidiaries or upon the income, profits or property of it or any of such Subsidiaries, and (ii) all material, lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or the property of any Specified Subsidiary; provided, however, that there shall not be required to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and adequate provision therefor has been made.

            Section 4.05. Compliance Certificates. (a) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's fiscal quarters (120 days after the end of the Company's last fiscal quarter of its fiscal year) an Officers' Certificate, stating whether or not the signers, after due inquiry, know of any Default or Event of Default which occurred during such fiscal quarter. An Officers' Certificate delivered within 120 days after the end of the Company's fiscal year shall also contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.05(a), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If the officer does know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default, and its status.

The first certificate to be delivered pursuant to this

Section 4.05(a) shall be for the first fiscal quarter beginning after the execution of this Indenture.

            (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of each Default or Event of Default which is continuing, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company has taken and proposes to take with respect thereto. Following receipt of such Officers' Certificate, the Trustee shall send the notice called for by
Section 7.05, except as provided therein.

            Section 4.06. Securities and Exchange Commission Reports. (a) At all times from and after the earlier of
(i) the date of the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement and (ii) the date that is six months after the Issue Date, in either case, whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as would be required to be filed with the Commission under the Exchange Act. The Company shall supply to each Holder and to any other Person who reasonably requests in writing, without cost, copies of such reports or other information. In addition, the Company shall, at its cost, deliver to each Holder, and a prospective purchaser designated by such Holder, from and after the earlier of the dates referred to in clauses (i) and (ii) of this
Section 4.06(a), quarterly and annual reports substantially equivalent to those which would be required under the Exchange Act if at the time of such request the Company is not a reporting company under Section 13 or Section 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA { 314(a).

            (b) So long as any of the Notes remain outstanding, the Company shall cause each annual, quarterly and other financial report mailed or otherwise furnished by it generally to public stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar, in each case at the time of such mailing or furnishing to such stockholders.

            (c) Delivery of such reports to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            (d) The Company shall provide to any holder or any beneficial owner of Initial Notes any information reasonably requested by such holder or such beneficial owner concerning the Company and its Subsidiaries (including financial statements) necessary in order to permit such holder or such beneficial owner to sell or transfer Initial Notes in compliance with Rule 144A under the Securities Act or any similar rule or regulation adopted by the Commission.

            Section 4.07. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the full extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will actively resist any attempts to claim the benefit of any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the full extent permitted by applicable law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 4.08. Maintenance of Properties. Subject to this Article IV, the Company shall cause all material properties owned by or leased to it or any of its Subsidiaries (other than Non-Recourse Subsidiaries) and used or useful in the conduct of its business or the business of such Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company or such Subsidiary may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.08 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is not, in the judgment of the Board of Directors of the Company or such Subsidiary, adverse in any material respect, to the Company or the Holders.

            Section 4.09.  Limitation on Debt and Preferred Stock

of the Company and ISP Subsidiaries. (a) The Company shall not Issue, directly or indirectly, any Debt or any Preferred Stock unless, at the time of such Issuance and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Consolidated EBITDA Coverage Ratio of the Company for the period of its most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued is at least
2.00 to 1.00.

            (b) The Company shall not permit any ISP Subsidiary (so long as such ISP Subsidiary is a Subsidiary of the Company) to Issue, directly or indirectly, any Debt or any Preferred Stock unless, at the time of such Issuance and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Consolidated EBITDA Coverage Ratio of ISP for the period of its most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued is at least 2.00 to 1.00.

            (c) Notwithstanding the foregoing, the Company and ISP Subsidiaries may Issue the following:

            (1) Debt Issued pursuant to the Credit Agreement or any Refinancing Debt thereof in an aggregate principal amount outstanding at any time not to exceed $500,000,000;

            (2) Debt or Preferred Stock of the Company or any of its Post-Spin Off Subsidiaries Issued to and held by
      (i) ISP or any of its Wholly-Owned Recourse Subsidiaries,
      (ii) the Company or any of its Wholly-Owned Recourse Post-Spin Off Subsidiaries or (iii) on and after the Determination Date, the Company or any of its Wholly-Owned Recourse Subsidiaries; provided, however, that (x) any subsequent transfer of such Debt or such Preferred Stock to any Person not permitted by the foregoing or (y) any Wholly-Owned Recourse Subsidiary of ISP or of the Company that holds such Debt or Preferred Stock ceasing to be a Wholly-Owned Recourse Subsidiary of ISP or of the Company, as the case may be, shall be deemed, in each case, to constitute the Issuance of such Debt or such Preferred
      Stock by the Company or such ISP Subsidiary, as the case may be;

            (3)   Purchase Money Obligations, including
      Refinancing Debt thereof, in an aggregate amount outstanding at any time not to exceed $30,000,000;

            (4)   Acquired Debt;


            (5) Debt outstanding on the Issue Date (including, without limitation, the New Money Notes) and the Exchange
      Notes;

            (6) Refinancing Debt Issued to Refinance any Debt permitted by clauses (2)-(5) above;

            (7)   (x) Non-Recourse Debt of a Non-Recourse
      Subsidiary of ISP and (y) Guarantees of Non-Recourse Debt of any Non-Recourse Subsidiary of ISP which Guarantees are recourse only to the stock of such Non-Recourse
      Subsidiary;

            (8) on and after the Determination Date, (x) Non-Recourse Debt of a Non-Recourse Subsidiary of the Company and (y) Guarantees of Non-Recourse Debt of any Non-Recourse Subsidiary of the Company which Guarantees are recourse only to the stock of such Non-Recourse Subsidiary;

            (9) Preferred Stock (other than Redeemable Stock) of the Company;

            (10) so long as no Default or Event of Default has occurred and is continuing and no Ratings Event has occurred and is continuing, Debt of any ISP Subsidiary;
      and

            (11) Debt (other than Debt described in clauses (1) through (8) and (10) above) in an aggregate principal amount outstanding at any time not to exceed $50,000,000.

            (d) To the extent the Company or any ISP Subsidiary Guarantees any Debt of the Company or any ISP Subsidiary, such Guarantee and such Debt will be deemed to be the same Debt and only the amount of the Debt will be deemed to be outstanding.
If the Company or an ISP Subsidiary Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes an ISP Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same Debt, which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

            Section 4.10. Limitation on Debt and Preferred Stock of BMCA Subsidiaries. (a) The Company shall not permit any BMCA Subsidiary (so long as such BMCA Subsidiary is a Subsidiary of the Company) to Issue, directly or indirectly, any Debt or any Preferred Stock unless, at the time of such

Issuance and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and
(ii) the Consolidated EBITDA Coverage Ratio of BMCA for the period of its most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued is at least 2.00 to 1.00.

            (b) Notwithstanding the foregoing, BMCA Subsidiaries may Issue the following:

            (1) Debt or Preferred Stock of any BMCA Subsidiary Issued to and held by (i) BMCA or any of its Wholly-Owned Recourse Subsidiaries, (ii) any Wholly-Owned Recourse Subsidiary of the Company other than any ISP Subsidiary or
      (iii) on and after the Determination Date, the Company or any of its Wholly-Owned Recourse Subsidiaries; provided, however, that (x) any subsequent transfer of such Debt or Preferred Stock to any Person not permitted by the foregoing or (y) any Wholly-Owned Recourse Subsidiary of BMCA (or, if applicable, of the Company) that holds such Debt or Preferred Stock ceasing to be a Wholly-Owned Recourse Subsidiary of BMCA (or, if applicable, of the Company) shall be deemed, in each case, to constitute the Issuance of such Debt or such Preferred Stock by such BMCA Subsidiary;

            (2)   Purchase Money Obligations, including
      Refinancing Debt thereof, in an aggregate amount outstanding at any time not to exceed $35,000,000;

            (3)   Acquired Debt;

            (4)   Debt outstanding on the Issue Date;

            (5) Refinancing Debt Issued to Refinance any Debt permitted by clauses (1)-(4) above;

            (6)   (x) Non-Recourse Debt of a Non-Recourse
      Subsidiary of BMCA and (y) Guarantees of Non-Recourse Debt of any Non-Recourse Subsidiary of BMCA which Guarantees are recourse only to the stock of such Non-Recourse
      Subsidiary; and

            (7) Debt (other than Debt described in clauses (1) through (6) above) in an aggregate principal amount outstanding at any time not to exceed $35,000,000.

            (c)  To the extent any BMCA Subsidiary Guarantees any
Debt of any other BMCA Subsidiary, such Guarantee and such Debt will be deemed to be the same Debt and only the amount of the

Debt will be deemed to be outstanding. If a BMCA Subsidiary Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a BMCA Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same Debt which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

            Section 4.11. Limitation on Debt and Preferred Stock of Specified Subsidiaries. (a) The Company shall not permit any Specified Subsidiary (so long as such Specified Subsidiary is a Subsidiary of the Company) to Issue, directly or indirectly, any Debt or any Preferred Stock unless, at the time of such Issuance and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Consolidated EBITDA Coverage Ratio of the Specified Subsidiaries (determined on a combined basis) for its most recently completed four consecutive fiscal quarter period ending at least 45 days prior to the date such Debt is Issued is at least 2.00 to 1.00.

            (b)  Notwithstanding the foregoing, Specified
Subsidiaries may Issue the following:

            (1) Debt or Preferred Stock of any Specified Subsidiary Issued to and held by any Wholly-Owned Recourse Subsidiary of such Specified Subsidiary or the Company or any of its Wholly-Owned Recourse Subsidiaries; provided, however, that (x) any transfer of such Debt or such Preferred Stock to any Person not permitted by the foregoing or (y) such Wholly-Owned Recourse Subsidiary ceasing to be a Wholly-Owned Recourse Subsidiary of such Specified Subsidiary or of the Company, as the case may be, shall, in each case, be deemed to constitute the Issuance of such Debt or such Preferred Stock by such Specified Subsidiary;

            (2) Purchase Money Obligations in an aggregate amount outstanding at any time not to exceed $50,000,000;

            (3)   Acquired Debt;

            (4)   Debt outstanding on the Issue Date;

            (5) Refinancing Debt Issued to Refinance any Debt permitted by clauses (1)-(4) above;

            (6)   (x) Non-Recourse Debt of a Non-Recourse
      Subsidiary of any Specified Subsidiary and (y) Guarantees of Non-Recourse Debt of Non-Recourse Subsidiaries which

      Guarantees are recourse only to the stock of such Non-
      Recourse Subsidiary; and

            (7)   Debt (other than Debt described in clauses
      (1)-(6) above) in an aggregate principal amount outstanding at any time not to exceed $50,000,000.

            (c)  To the extent any Specified Subsidiary
Guarantees any Debt of any other Specified Subsidiary, such Guarantee and such Debt will be deemed to be the same Debt and only the amount of the Debt will be deemed to be outstanding. If a Specified Subsidiary Guarantees any Debt of a Person that, subsequent to the Issuance of such Guarantee, becomes a Specified Subsidiary, such Guarantee and the Debt so Guaranteed shall be deemed to be the same Debt which shall be deemed to have been Issued when the Guarantee was Issued and shall be deemed to be permitted to the extent the Guarantee was permitted when Issued.

            Section 4.12.  Prohibition on Debt and Capital Stock
of Intermediate Parents of ISP and BMCA.  Notwithstanding
Section 4.11 (a) and (b):

            (a)  The Company shall not permit any of its
      Subsidiaries (other than, subject to Section 4.09, ISP Subsidiaries) that, directly or indirectly, owns any Capital Stock or Debt of any ISP Subsidiary to Issue any Debt or Capital Stock other than Debt or Capital Stock Issued to and held by (x) so long as ISP is a Recourse Subsidiary of the Company, ISP or any of its Wholly-Owned Recourse Subsidiaries or (y) the Company (or, on and after the Determination Date, any of its Wholly-Owned Recourse Subsidiaries); and

            (b)  The Company shall not permit any of its
      Subsidiaries (other than, subject to Section 4.10, BMCA Subsidiaries) that, directly or indirectly, owns any Capital Stock or Debt of any BMCA Subsidiary to Issue any Debt or Capital Stock other than Debt or Capital Stock Issued to and held by (x) so long as BMCA is a Recourse Subsidiary of the Company, BMCA or any of its Wholly-Owned Recourse Subsidiaries or (y) G-I Holdings or any of its Post-Spin Off Wholly-Owned Recourse Subsidiaries (or, on and after the Determination Date, the Company or any of its Wholly-Owned Recourse Subsidiaries).

            Section 4.13. Limitation on Restricted Payments and Restricted Investments. (a) The Company shall not make, and shall not permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment or Restricted Investment at

any time on or after the Issue Date if, at the time of such Restricted Payment or Restricted Investment or immediately after giving effect thereto:

            (1) a Default or an Event of Default shall have occurred and be continuing;

            (2) the Company is not able to incur at least $1.00 of additional Debt under Section 4.09(a); or

            (3) the aggregate amount of Restricted Payments made since June 30, 1996 (the "Applicable Date") and the aggregate amount of Restricted Investments made since the Applicable Date and then outstanding (the amount expended for such purposes, if other than in cash, shall be the fair market value of such property as determined by the Board of Directors of the Company in good faith as of the date of payment or investment) shall exceed the sum of:

                  (i)  50% of the cumulative Consolidated Net
            Income (or minus 100% of the cumulative Consolidated Net Loss) of the Company accrued during the period beginning on the Applicable Date and ending on the last day of the fiscal quarter for which financial information has been made publicly available by the Company but ending no more than 135 days prior to the date of such Restricted Payment or Restricted Investment (treating such period as a single accounting period);

                 (ii) 100% of the net cash proceeds, including the fair market value of property other than cash as determined by the Board of Directors of the Company in good faith, as evidenced by a Board Resolution, received by the Company from any Person (other than a Subsidiary of the Company) from the Issuance and sale subsequent to the Applicable Date of Capital Stock of the Company (other than Redeemable Stock) or as a capital contribution;

                (iii) 100% of the net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the exercise of options or warrants on Capital Stock of the Company (other than Redeemable Stock);

                 (iv) 100% of the net cash proceeds received by the Company from the conversion into Capital Stock (other than Redeemable Stock) of convertible Debt or convertible Preferred Stock issued and sold (other than to a Subsidiary of the Company) since the Applicable Date; and

                  (v)  $30,000,000.

The designation by the Company or any of its Subsidiaries of a Subsidiary as a Non-Recourse Subsidiary shall be deemed to be the making of a Restricted Investment by the Company in an amount equal to the outstanding Investments made by the Company and its Subsidiaries in such Person being designated a Non-Recourse Subsidiary at the time of such designation.

            (b) The foregoing paragraph (a) shall not prevent the following, as long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom other than pursuant to paragraph (a)):

            (1) the making of any Restricted Payment or Restricted Investment within 60 days after (x) the date of declaration thereof or (y) the making of a binding commitment in respect thereof; provided that at such date of declaration or commitment such Restricted Payment or Restricted Investment complied with paragraph (a); or

            (2) any Restricted Payment or Restricted Investment made out of the net cash proceeds received by the Company from the substantially concurrent sale of its Common Stock (other than to a Subsidiary of the Company); provided, however, that such net cash proceeds so utilized shall not be included in paragraph (a)(3) in determining the amount of Restricted Payments or Restricted Investments the Company could make under paragraph (a), and Restricted Payments or Restricted Investments made pursuant to this clause (2) shall not be included in determining the amount of Restricted Payments or Restricted Investments made or then outstanding under paragraph (a)(3); or

            (3) repurchases of Capital Stock of the Company (or, prior to the Spin Off, dividends used to repurchase
      Capital Stock of GAF), in each case, from employees of the Company or any of its Subsidiaries (other than any Permitted Holder); provided, however, that the aggregate amount of Restricted Payments made under this clause shall not exceed $3,000,000 in any fiscal year; provided, further, however, that the amount of Restricted Payments made pursuant to this clause (3) shall not be included in determining the amount of Restricted Payments made under paragraph (a)(3).

            Section 4.14.  Limitation on Liens. (a)  The Company

shall not, and shall not permit any of its Specified
Subsidiaries to, directly or indirectly, incur or suffer to exist any Liens (other than Permitted Liens) upon their respective properties or assets whether owned on the Issue Date or acquired after such date, or on any income or profits therefrom, other than the following:

            (1)   Liens securing intercompany Debt permitted by
      Section 4.11(b)(1);

            (2)   Liens existing on the Issue Date;

            (3) Purchase money Liens on assets of the Company and its Specified Subsidiaries or improvements or additions thereto existing or created within 180 days after the time of acquisition of or improvement or addition to such assets, or replacements thereof; provided that (i) such acquisition, improvement or addition is otherwise permitted by the Indenture, (ii) the principal amount of Debt (including Debt in respect of Capitalized Lease Obligations) secured by each such Lien in each asset shall not exceed the cost (including all such Debt secured thereby, whether or not assumed) of the item subject thereto, and such Liens shall attach solely to the particular item of property so acquired, improved or added, and any additions or accessions thereto, or replacements thereof, and (iii) the aggregate amount of Debt secured by Liens permitted by this clause (3) shall not at any one time exceed $50,000,000;

            (4) Liens securing Acquired Debt; provided, however, that (i) any such Lien secured the Acquired Debt at the time of the incurrence of such Acquired Debt by the Company or by one of its Specified Subsidiaries and such Lien and Acquired Debt were not incurred by the Company or any of its Specified Subsidiaries or by the Person being acquired or from whom the assets were acquired in connection with, or in anticipation of, the incurrence of such Acquired Debt by the Company or by one of its Specified Subsidiaries, and (ii) any such Lien does not extend to or cover any property or assets of the Company or of any of its Specified Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Debt became Acquired Debt of the Company or of one of its Specified Subsidiaries;

            (5) Liens to secure Refinancing of any Debt secured by Liens described in clauses (1)-(4) above and (6) below; provided that (i) the Refinancing does not increase the principal amount of Debt being so Refinanced and (ii) the

      Lien of the Refinancing Debt does not extend to any asset not securing the Debt being Refinanced or improvements or additions thereto, or replacements thereof; and

            (6) Liens on assets of the Company and its Specified Subsidiaries (other than the Liens described above), provided that such Liens only secure Debt of the Company and its Specified Subsidiaries in an aggregate amount not to exceed at any one time outstanding $50,000,000.

            Section 4.15. Prohibition on Certain Transactions. After the Spin Off, the Company shall not, and shall not permit any of its Post-Spin Off Subsidiaries to, enter, directly or indirectly, into, or suffer to exist, any transaction or series of transactions (including, without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service) with GAF or any of its Post-Spin Off Subsidiaries. The foregoing shall not prohibit any transaction permitted by Section 4.16(b)(5) or
(c).

            Section 4.16. Limitation on Transactions with Affiliates. (a) The Company shall not enter, and shall not permit any of its Subsidiaries to enter, directly or indirectly, into any transaction or series of related transactions with any Affiliate of the Company, including, without limitation, any loan, advance or investment or any purchase, sale, lease or exchange of property or the rendering of any service, unless the terms of such transaction or series of transactions are set forth in writing and at least as favorable as those available in a comparable transaction in arms-length dealings from an unrelated Person; provided, however, that (i) if any such transaction or series of related transactions (other than any purchase or sale of inventory in the ordinary course of business) involves aggregate payments or other consideration in excess of $2,000,000, such transaction or series of related transactions shall be approved (and the value of any non-cash consideration shall be determined) by a majority of those members of the Board of Directors of the Company or such Subsidiary, as the case may be, having no personal stake in such business, transaction or transactions; and (ii) in the event that such transaction or series of related transactions (other than any purchase or sale of inventory in the ordinary course of business) involves aggregate payments or other consideration in excess of $20,000,000 (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of the Company or such Subsidiary, as the case may be, having no personal stake in such business, transaction or transactions), the Company or such Subsidiary, as the case may be, shall have also received a written opinion from a nationally recognized investment banking firm that such transaction or series of related transactions is fair to the shareholders, in their capacity as such, of the Company or such Subsidiary from a financial point of view and such opinion has been delivered to the Trustee; provided, further, in the event that the Board of Directors of the Company or the Subsidiary, as the case may be, proposing to engage in a transaction or series of related transactions described in the preceding proviso does not have any members having no personal stake in such business, transaction or transactions, the Company or such Subsidiary may enter into such transaction or series of transactions if the Company or such Subsidiary, as the case may be, shall have received the written opinion of a nationally recognized investment banking firm that the terms thereof, from a financial point of view, are fair to the shareholders of the Company or such Subsidiary, in their capacity as such (the determination as to the value of any non-cash consideration referred to in the preceding proviso to be made by such investment banking firm), and such opinion shall have been delivered to the Trustee.

            (b) The foregoing paragraph (a) shall not prevent the following:

            (1) any transaction between a Subsidiary of the Company and its own employee stock ownership or benefit plan;

            (2) any transaction with an officer or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director);

            (3)   any business or transaction by an ISP
      Subsidiary, the Company or, after the Determination Date, any Subsidiary of the Company with an Unrestricted
      Affiliate;

            (4)   transactions permitted by Section 4.17;

            (5) payments made or actions taken pursuant to any of the Specified Agreements (or any new agreement referred to in paragraph (c) below), as any such Specified Agreement (or new agreement) is, subject to paragraph (c) below, amended, modified, extended or waived from time to time;

            (6)   the making of a Restricted Payment or Restricted

      Investment otherwise permitted by Section 4.13(a) or those transactions specifically permitted by Section 4.13(b);

            (7) (i) transactions between or among Non-Recourse Subsidiaries of ISP, (ii) transactions between or among Non-Recourse Subsidiaries of BMCA, (iii) transactions between or among Non-Recourse Subsidiaries of any Specified Subsidiary and (iv) on or after the Determination Date, transactions between or among Non-Recourse Subsidiaries of the Company; or

            (8) (i) so long as ISP is a Recourse Subsidiary of the Company, transactions between or among ISP, its Recourse Subsidiaries and the Company, (ii) transactions between or among BMCA and its Recourse Subsidiaries,
      (iii) transactions between or among any Specified Subsidiary and its Recourse Subsidiaries and (iv) on or after the Determination Date, transactions between or among the Company and its Recourse Subsidiaries.

            (c) The Company will not, and will not permit any of its Subsidiaries to, amend, modify, extend or waive any provision of any of the Specified Agreements in any manner which is significantly adverse to the Company or the Holders
(it being understood that an extension or modification of either of the Granules Contracts (or any similar granules purchase contract) on terms at least as favorable to the Company as those available at the time of the extension or modification (or any such new agreement) in a comparable transaction in arms-length dealings with an unrelated Person shall not be deemed significantly adverse to the Company or the Holders).

            Section 4.17. Limitation on Investments in Non-Recourse Subsidiaries by ISP Subsidiaries and BMCA Subsidiaries. (a) The Company shall not, and shall not permit any ISP Subsidiary (so long as such ISP Subsidiary is a Subsidiary of the Company) to, make Investments in Non-Recourse Subsidiaries of ISP if, after giving effect thereto, the cumulative aggregate amount (the amount so expended, if other than in cash, to be determined by the Board of Directors of ISP, as evidenced by a Board Resolution) of such Investments, as of the date of the Investment, made by the Company and ISP Subsidiaries would exceed 20% of the Consolidated Net Worth of ISP.

            (b)  The Company shall not permit any BMCA Subsidiary
(so long as such BMCA Subsidiary is a Subsidiary of the Company) to make Investments in Non-Recourse Subsidiaries of

BMCA if, after giving effect thereto, the cumulative aggregate amount (the amount so expended, if other than cash, to be determined by the Board of Directors of BMCA, as evidenced by a Board Resolution) of such Investments, as of the date of the Investment, would exceed $50,000,000.

            Section 4.18. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company shall not, and shall not permit any of its Recourse Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company or any of its Subsidiaries, (b) make loans or advances to, or Issue any Guarantee for the benefit of, the Company or any of its Subsidiaries, (c) transfer any of its properties or assets to the Company or any of its Subsidiaries or (d) incur or suffer to exist Liens in favor of the Holders, except for such encumbrances or restrictions existing under or by reason of the following:

            (1)   applicable law;

            (2) the Indenture and the indenture governing the New Money Notes;

            (3) customary provisions restricting subletting or assignment of any lease or license or other commercial agreement;

            (4) any instrument governing Acquired Debt of any Person, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person and its Subsidiaries, or the property or assets of such Person and its Subsidiaries, so acquired;

            (5) Liens specifically permitted by Section 4.14; provided that such Liens and the terms governing such Liens do not, directly or indirectly, restrict the Company or its Subsidiaries from granting other Liens, except as to the assets subject to such Liens;

            (6) the Credit Agreement or other Debt existing on the Issue Date and any Refinancing of the Credit Agreement or any such other Debt; provided that the terms and conditions of any such Refinancing agreements relating to the terms described under clauses (a)-(d) above are no less favorable to the Company and its Subsidiaries than those contained in the agreements governing the Debt being

      Refinanced;

            (7) covenants contained in agreements governing Debt of BMCA Subsidiaries; provided, however, that such covenants shall not prohibit the BMCA Subsidiaries from, directly or indirectly, paying dividends or making loans or advances to the Company in an aggregate amount less than the positive difference, if any, between (i) the sum of (A) $25,000,000 and (B) 50% of the cumulative Consolidated Net Income (or minus 100% of the Consolidated Net Loss) of BMCA for the period beginning on the first day of the fiscal quarter during which such Debt was issued, and (ii) the aggregate amount of Restricted
      Payments and Restricted Investments made by BMCA Subsidiaries since such date; and

            (8) covenants contained in agreements governing Debt of ISP Subsidiaries; provided, however, that such covenants shall not prohibit the ISP Subsidiaries from, directly or indirectly, paying dividends or making loans or advances to the Company in an aggregate amount less than the positive difference, if any, between (i) the sum of (A) $25,000,000 and (B) 50% of the cumulative Consolidated Net Income (or minus 100% of the Consolidated Net Loss) of ISP for the period beginning on the first day of the fiscal quarter during which such Debt was issued, and (ii) the aggregate amount of Restricted Payments and Restricted Investments made by ISP Subsidiaries since such date.

            Section 4.19. Change of Control. (a) In the event of any Change of Control, each Holder shall have the right, at such Holder's option, to require the Company to purchase all or any portion (in integral multiples of $1,000) of such Holder's Notes on the date (the "Change of Control Payment Date") which is 25 Business Days after the date the Change of Control Notice (as defined below) is mailed or is required to be mailed (or such later date as is required by applicable law) at 101% of the principal amount thereof (or, if lower, the redemption price then in effect under the third paragraph of Section 5(a) of the Notes) plus accrued interest thereon to the Change of Control Payment Date.

            (b) The Company or, at the request of the Company, the Trustee shall send, by first-class mail, postage prepaid, to all Holders, within ten Business Days after the occurrence of each Change of Control, a notice of the occurrence of such Change of Control (the "Change of Control Notice"), specifying a date by which a Holder must notify the Company of such

Holder's intention to exercise the repurchase right and

describing the procedure that such Holder must follow to exercise such right. The Company is required to deliver a copy of such notice to the Trustee.

            Each Change of Control Notice shall state:

            (1) that the change of control offer is being made pursuant to this Section 4.19 and that all Notes tendered will be accepted for payment;

            (2)   the purchase price and the Change of Control
      Payment Date;

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the change of control offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Note purchased pursuant to a change of control offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

            (6) that the Company has the right, pursuant to the second paragraph under Section 5(a) of the Notes, to redeem Notes not tendered at 100% of the principal amount thereof plus accrued interest to the redemption date, plus the Applicable Premium;

            (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

            (8) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and

            (9)   the circumstances and relevant facts regarding

      such Change of Control.

            No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right. The Company shall comply with all applicable Federal and state securities laws in connection with each Change of Control Notice.

            On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Notice, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so purchased shall be promptly mailed by the Company to the Holder thereof. For purposes of this Section 4.19, the Trustee shall act as the Paying Agent.

            Section 4.20.  Limitation on Asset Sales.  (a)  The
Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to consummate an Asset
Sale unless:

            (1) the Company or such Subsidiary, as the case may be, receives consideration (including non-cash consideration, whose fair market value shall be determined in good faith by the Board of Directors of the Company or such Subsidiary, as evidenced by a Board Resolution) at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors, as evidenced by a Board Resolution);

            (2) at least 75% of the consideration received by the Company or such Subsidiary, as the case may be, shall be cash or Cash Equivalents; provided, however, that this clause (2) shall not prohibit any Asset Sale for which the Company or such Subsidiary, as the case may be, receives 100% of the consideration, directly or through the acquisition of Capital Stock of a Person, in operating assets;

            (3)   in the case of an Asset Sale prior to the Spin

      Off by G-I Holdings or any of its Post-Spin Off Subsidiaries, the Company shall commit to apply the Net Cash Proceeds of such Asset Sale within 300 days of the consummation of such Asset Sale, and shall apply such Net Cash Proceeds within 360 days of receipt thereof (if such 360th day is prior to the Spin Off), (i) to invest in the businesses that G-I Holdings and its Post-Spin Off Subsidiaries (or, on or after the Determination Date, the Company and its Recourse Subsidiaries) are engaged in at the time of such Asset Sale or any like or related business, (ii) to pay the Debt referred to in the last sentence of the definition of "Debt" or make provision for the payment thereof, through an escrow or other fund,
      (iii) to pay or satisfy Debt or Preferred Stock of any BMCA Subsidiary and/or (iv) to offer to purchase the Notes, the New Money Notes, the Senior Discount Notes due 1998 and Series B Discount Notes due 1998 of G-I Holdings (the "Discount Notes"), the 10% Notes and/or the 11-3/4% Senior Deferred Coupon Notes due 2004 of BMCA in a tender offer at a redemption price equal to 100% of the principal thereof plus accrued interest thereon to the date of redemption (or, in the case of such Discount Notes and, to the extent provided in the indenture relating to such BMCA Notes, 100% of the accreted value thereof); provided, however, that the Company may defer making such an offer until the aggregate Net Cash Proceeds from Asset Sales to be applied pursuant to this clause (3)(iv) equal or exceed $20,000,000; and

            (4) in the case of an Asset Sale by the Company or any of its Post-Spin Off Subsidiaries, the Company or such Post-Spin Off Subsidiary, as the case may be, shall apply the Net Cash Proceeds of such Asset Sale within one year of receipt thereof (i) to invest in the businesses that the Company and its Post-Spin Off Recourse Subsidiaries (or, on or after the Determination Date, the Company and its Recourse Subsidiaries) are engaged in at the time of such Asset Sale or any like or related business, (ii) on or after the Determination Date, to pay the Debt referred to in the last sentence of the definition of "Debt" or make provision for the payment thereof, through an escrow or other fund, (iii) to pay or satisfy Debt or Preferred Stock of the Company or such Post-Spin Off Subsidiary, as the case may be, and/or (iv) to offer to purchase the Notes and the New Money Notes, on a pro rata basis, in a tender offer at a redemption price equal to 100% of the principal thereof plus accrued interest thereon to the date of redemption; provided, however, that, prior to the Spin Off, G-I Holdings shall, to the extent required under the indentures governing the Discount Notes and the 10%

      Notes, first offer to purchase any outstanding Discount Notes and 10% Notes in a tender offer at a redemption price equal to, in the case of Discount Notes, 100% of the accreted value thereof, and in the case of 10% Notes, 100% of the principal thereof plus accrued interest thereon to the date of redemption; provided, further, however, that the Company may defer making any such offer until aggregate Net Cash Proceeds from Asset Sales to be applied pursuant to clause (4)(iv) equal or exceed $20,000,000;

provided, however, that (i) the Company and its Subsidiaries may retain up to $5,000,000 of Net Cash Proceeds from Asset Sales in any twelve-month period (without complying with clause
(3) or (4)) and (ii) any Asset Sale that would result in a Change of Control shall not be governed by this Section 4.20 but shall be governed by Section 4.19.

            (b) Notice of an offer to purchase the Notes pursuant to Section 4.20(a) (a "Net Proceeds Offer") shall be mailed or caused to be mailed, by first class mail, by the Company, within 300 days after the relevant Asset Sale to all Holders at their last registered addresses as of a date within 15 days prior to the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

            (1) that the Net Proceeds Offer is being made pursuant to this Section 4.20 and that all Notes tendered will be accepted for payment; provided that if the aggregate amount of Notes tendered in a Net Proceeds Offer exceeds the aggregate amount available for the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company, so that only Notes in denominations of $1,000 or multiples thereof shall be purchased);

            (2) the purchase price and the purchase date (which shall be determined in accordance with Section 4.20(a))
      (the "Proceeds Purchase Date");

            (3) that any Note not tendered will continue to accrue interest;

            (4) that, unless there is a default in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

            (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his or her election to have such Notes purchased; and

            (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered.

            On or before the Proceeds Purchase Date, the Company or such Subsidiary, as the case may be, shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price. For purposes of this Section 4.20, the Trustee shall act as the Paying
Agent.

            Section 4.21.  Investment Company Act.  The Company
shall not take any action that would require it or any of its Subsidiaries to register as an investment company under the Investment Company Act of 1940.

            Section 4.22. Consents, etc. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any fee, interest or other amount to any Holders in connection with any consent, waiver or amendment to this Indenture or the Notes, unless such fee, interest or other amount is offered or agreed to be paid to all Holders who are given the same opportunity to so consent, waive or agree to amend and who, in fact, so consent, waive or agree to amend.

            Section 4.23.  Registration Rights.  The Company
hereby grants to the Holders the registration rights set forth on Schedule A hereto, the terms of which are hereby incorporated by reference.

            Section 4.24.  Spin Off.  Notwithstanding anything in
this Indenture to the contrary, as long as no Default or Event of Default shall have occurred and be continuing, the Company may consummate the Spin Off.

                                 ARTICLE V

                           SUCCESSOR CORPORATION

            Section 5.01. When the Company May Merge, etc. The Company shall not consolidate with or merge with or into or sell, assign, transfer or lease all or substantially all of its properties and assets (either in one transaction or series of related transactions) to any Person, unless:

            (1) the Company shall be the continuing Person, or the resulting, surviving or transferee Person (if other than the Company) shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and this Indenture shall remain in full force and effect;

            (2) immediately before and immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been issued by such Person or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

            (3) immediately after giving effect to such transaction (other than a merger of G-I Holdings with the Company after the Determination Date), the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom this paragraph shall not prohibit the Spin
      Off.

            In connection with any consolidation, merger, sale, assignment, transfer or lease contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer or lease and the supplemental indenture in respect thereto comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been complied with.

            Section 5.02. Successor Corporation Substituted. Upon any consolidation or merger or any sale, assignment, transfer or lease of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if such successor corporation had been named as the Company herein, and, except in the case of a lease, the Company will be discharged from all obligations and covenants under this Indenture and the Notes.

                                ARTICLE VI

                           DEFAULTS AND REMEDIES

            Section 6.01.  Events of Default.  An "Event of
Default" occurs if:

            (1)   the Company defaults in the payment of
      interest on, or Additional Interest (if any) with respect to, any Note when the same becomes due and payable and the default continues for a period of 30 days;

            (2) (i) the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity or otherwise or (ii) the Company fails to redeem or repurchase Notes when required pursuant to this Indenture or the Notes;

            (3)   the Company fails to comply with

      Section 5.01;

            (4) the Company fails to comply for 30 days after notice with any of its obligations under Sections 4.03,
      4.06 and 4.09 through 4.20, inclusive;

            (5) the Company fails to comply for 60 days after notice with its other agreements contained in this Indenture or the Notes (other than those referred to in clauses (1)-(4) above);

            (6)   Debt of the Company or any Significant
      Subsidiary is not paid within any applicable grace period or is accelerated by the holders thereof because of a default and the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $15,000,000 or its foreign currency equivalent and such default continues for 5 days after notice;

            (7)   the Company or any of its Significant
      Subsidiaries (A) admits in writing its inability to pay its debts generally as they become due, (B) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (C) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (D) consents to the appointment of a Custodian of it or for substantially all of its property, (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (F) makes a general assignment for the benefit of its creditors, or (G) takes any corporate action to authorize or effect any of the foregoing; and

            (8) any judgment or order for the payment of money in excess of $15,000,000 in the aggregate is rendered against the Company or any Significant Subsidiary of the Company and (i) there is a period of 60 days following the entry of such judgment or order during which such judgment or order is not discharged, waived or the execution thereof stayed and such default continues for 10 days after the notice specified below or (ii) foreclosure proceedings therefor have begun and have not been stayed within five days of the commencement of such foreclosure proceeding.

            A Default under clause (4), (5), (6) or (8) is not an Event of Default until the Trustee or the Holders of at least
25% in aggregate principal amount of the outstanding Notes notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice. Such notice shall be given by the Trustee if so requested in writing by the Holders of at least 25% in aggregate principal amount of the outstanding Notes. When a Default under clause (4), (5), (6) or (8) is cured or remedied within the specified period, it ceases to exist.

            Section 6.02. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in Section 6.01 clause (7) above) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all Notes then outstanding to be due and payable (the "Default Amount"). Upon a declaration of acceleration, such amount shall be due and payable immediately.

            If an Event of Default with respect to the Company specified in clause (7) of Section 6.01 above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            The Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, by written notice to the Trustee and the Company, may rescind an acceleration with respect to the Notes and its consequences if
(i) all existing Defaults and Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

            Section 6.03. Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing and the Holders are entitled to payment as a result of acceleration, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and/or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any

Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            Section 6.04. Waiver of Past Defaults. Subject only to the provisions of Sections 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases to exist.

            Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder as such, or that may subject the Trustee to personal liability. The
Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            Section 6.06.  Limitation on Remedies.  Except as
provided in Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

            (1)   the Holder gives to the Trustee written
      notice of a continuing Event of Default;

            (2)   Holders of at least 25% in aggregate
      principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

            Section 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 6.08. Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount due and payable on such Notes for principal, premium, if any, interest and, to the extent that payment of such interest is lawful, interest on overdue principal, at the rate per annum specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property. The Trustee shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10.  Priorities.  If the Trustee collects
any money pursuant to this Article VI, it shall pay out the money in the following order:

            First:  to the Trustee for amounts due under
      Section 7.07;

            Second: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            Third: to the Company or any other obligors on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by any Holder or a group of Holders of more than 10% in principal amount of the outstanding Notes.

            Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                ARTICLE VII


                                  TRUSTEE

            Section 7.01.  Rights of Trustee.  Subject to TIA
{ 315(a) through (d):

            (A) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (B) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section
      10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

            (C) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (D)  The Trustee shall not be liable for any
      action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence.

            (E) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (F) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            Section 7.02. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA {{ 310(b) and 311.

            Section 7.03. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the legality or validity or adequacy of this Indenture or the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

            Section 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of the principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that the withholding of such notice is in the interests of the Holders.

            Section 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee shall mail to each Holder a report dated as of May 15 if required by TIA { 313(a). The Trustee also shall comply with TIA {{ 313(b) and 313(c).

            A copy of each such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed.

            The Company shall promptly notify the Trustee in writing if the Notes become listed on any national securities exchange or of any delisting thereof.

            Section 7.07. Compensation and Indemnity. The Company agrees that it shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation relating to the trustee of an express trust. The Company agrees that it shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

Such expenses shall also include any taxes or other reasonable costs incurred by the trust created under Section 8.03.

            The Company shall indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on or measured by the income or gross receipts of the Trustee) incurred by it in connection with the administration of this trust and its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder unless the Company is actually prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.
The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

            To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee except money or property held in trust to pay principal of or interest on particular Notes.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in
Section 6.01(7), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

            The Company's obligations under this Section 7.07 and any Lien arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article VIII and/or the termination of this Indenture.

            Section 7.08. Replacement of Trustee. A resignation or removal of the Trustee and the appointment of a successor Trustee shall become effective only upon the successor
Trustee's acceptance of appointment as provided in this Sec-tion 7.08. The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor
Trustee with the Company's consent. The Company may remove the Trustee if:

            (1)   the Trustee fails to comply with
      Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4)   the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.07. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately thereafter, subject to the Lien provided in Section 7.07, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If any Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor

Trustee.  Any successor Trustee shall comply with TIA

{ 310(a)(5).

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 shall continue for the benefit of the retiring
Trustee.

            Section 7.09. Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee, if such corporation or association complies with Section 7.10.

            Section 7.10. Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA { 310(a)(1). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company subsidiary shall have) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee also shall comply with TIA { 310(b).

            Section 7.11. Preferential Collection of Claims Against the Company. The Trustee is subject to TIA { 311(a), excluding from the operation of TIA { 311(a) any creditor relationship listed in TIA { 311(b). A Trustee who has resigned or been removed shall be subject to TIA { 311(a) to the extent indicated therein.

            Section 7.12. Duties of Trustee. (A) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

            (B) Except during the continuance of a Default or an Event of Default:

            (1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others and no implied covenants or obligation shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and which conform to the requirements of this Indenture; provided, however, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (C) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) this paragraph does not limit the effect of paragraph (B) of this Section 7.12;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
      Section 6.05.

            (D) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (E) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.12(A), (B),
(C) and (D).

                               ARTICLE VIII

                    DISCHARGE OF INDENTURE; DEFEASANCE

            Section 8.01. Discharge of Liability on Notes; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity all outstanding Notes, including interest thereon (other than

Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as to the satisfaction of all conditions to such satisfaction and discharge of this Indenture and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company may at any time terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance"), or (ii) its obligations under Sections 4.03, 4.04, 4.06, 4.08 through 4.21 and 4.23 and the operation of Section 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(7) (with respect only to Significant Subsidiaries) and 6.01(8) and the limitation contained in
Section 5.01(3) ("covenant defeasance").

            The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            Section 8.02.  Conditions to Defeasance.  The Company
may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest, if any, on the Notes to maturity or redemption, as the case may be;

            (2)   the Company delivers to the Trustee a
      certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

            (3) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (4) the deposit does not constitute a default under any other agreement binding on the Company;

            (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company
      Act of 1940;

            (6) the Company delivers to the Trustee an Opinion of Counsel stating that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and, in the case of legal defeasance only, such Opinion of Counsel shall be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law; and

            (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

            Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs
(2), (3), (4), (5), (6) and (7) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(1), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either
(x) a notice of redemption has been mailed pursuant to Section
3.03 providing for redemption of all the Notes 30 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of all of the Notes will occur within 30 days. If the conditions of the preceding sentence are satisfied the Company shall be deemed to have exercised its covenant defeasance option.

            Before or after a deposit, the Company may make

arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III
(including by utilizing amounts under deposit).

            Section 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest, if any, on the Notes.

            Section 8.04.  Repayment to Company.  The Trustee and
the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

            Section 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charges imposed on or assessed against U.S. Government Obligations deposited with the Trustee hereunder or the principal and interest received on such U.S. Government Obligations.

            Section 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE IX


                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

            Section 9.01.  Without Consent of Holders.  The
Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any
Holder:

            (1)   to cure any ambiguity, defect or
      inconsistency;

            (2)   to comply with Article V;

            (3)   to provide for uncertificated Notes in
      addition to certificated Notes;

            (4)   to comply with any requirements of the
      Commission in order to effect or maintain the qualification of this Indenture under the TIA;

            (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or

            (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities.

            Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder.

            Section 9.02.  With Consent of Holders.  Subject to
Section 6.07, the Company, when authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

            Notwithstanding the provisions of this Section 9.02,

without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

            (A) change the stated maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof, the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

            (B) reduce the percentage in principal amount of the outstanding Notes, the consent of the Holders of which is required for any supplemental indenture or the consent of such Holders is required for any waiver of compliance with provisions of this Indenture or Defaults hereunder and their consequences provided for in this Indenture;

            (C) modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of covenants, except to increase any such percentage of outstanding Notes required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Holder affected thereby;

            (D)  waive a default in the payment of the
      principal of or interest on any Note or modify or waive the Company's obligation to repurchase Notes under
      Section 4.19 or 4.20;

            (E)  except as otherwise permitted by the
      covenants contained in Article V, consent to the assignment or transfer by the Company of any of its rights and obligations under this Indenture;

            (F)  make any change in this Section 9.02 or
      Section 6.04 or 6.07; or

            (G) change the time at which any Note must be redeemed or repaid in accordance with the terms of this Indenture and the Notes.

            It shall not be necessary for the consent of the

Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

            After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver or consent. Except as otherwise provided in this Section 9.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provisions of this Indenture or the Notes.

            Section 9.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder; provided that if such amendment, supplement or waiver makes a change described in any of clauses (A) through (G) of Section 9.02, such amendment, supplement or waiver shall bind each Holder of a Note who has consented to it; and provided, further, that if notice of such amendment, supplement or waiver is reflected on a Note that evidences the same debt as the consenting Holder's Note, such amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

            Section 9.04. Record Date. The Company shall be permitted to set a record date for purposes of determining the identity of Holders entitled to vote or consent on any matter arising under this Indenture. In the Company's sole discretion, the record date shall be either (i) the record date as determined pursuant to { 316(c) of the TIA or (ii) such other record date as the Company shall select.

            Section 9.05. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may (and, at the request of the Company, shall) require the Holder of the Note to deliver it to the Trustee.
The Trustee may (and, at the request of the Company, shall) place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may (and, at the request of the Company, shall) place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

            Section 9.06. Trustee May Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive and, subject to TIA { 315(a) through
(d), shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                 ARTICLE X

                               MISCELLANEOUS

            Section 10.01.  Trust Indenture Act of 1939.  This
Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

            Section 10.02.  Notices.  Any notice or communication
shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

            If to the Company, to:


                 c/o ISP Management Company Inc.
                 1361 Alps Road
                 Wayne, New Jersey  07470
                  Attention: General Counsel

            If to the Trustee, to:

                  The Bank of New York
                  101 Barclay Street, 21 West
                  New York, New York  10286
                  Attention: Corporate Trust Trustee
                               Administration

            The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed, postage prepaid, to a Holder shall be mailed by first class mail to him at his address as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee or the Company, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            Section 10.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA { 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA { 312(c).

            Section 10.04.  Certificate and Opinion as to
Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2)   an Opinion of Counsel stating that, in the

      opinion of such counsel, all such conditions precedent have been complied with.

            Section 10.05.  Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 4.05(b)) shall include:

            (1)   a statement that the Person making such
      certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

            (3) a brief statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided that with respect to matters of fact an Opinion of Counsel may rely on an Officers'
      Certificate or certificates of public officials.

            Section 10.06.  Rules by Trustee, Paying Agent,
Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

            Section 10.07. Governing Law. The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

            Section 10.08.  No Interpretation of Other
Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. No such indenture, loan or debt agreement may be used to interpret this Indenture.

            Section 10.09.  No Recourse Against Others.  No

director, officer, employee, stockholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

            Section 10.10. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday and interest shall not accrue for the intervening period.

            Section 10.11.  Successors.  All agreements of the
Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            Section 10.12.  Duplicate Originals.  The parties may
sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

            Section 10.13. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

            Section 10.14. Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 10.15. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                SIGNATURES


            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.



                              ISP HOLDINGS INC.



                              By:   /s/James P. Rogers
                                    ------------------------------
                                    Name:  James P. Rogers
                                    Title: Senior Vice President



                               THE BANK OF NEW YORK,
                                    as Trustee



                              By:   /s/Timothy J. Shea
                                    ------------------------------
                                    Name:  Timothy J. Shea
                                    Title: Assistant Treasurer

                                                                  EXHIBIT A


                      [FORM OF FACE OF INITIAL NOTE]


            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS (A) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT PRIOR TO THE DATE THAT IS THREE YEARS AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OF THE ISSUER WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE BANK OF NEW YORK, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
(F) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH ACCOUNT BE AT ALL TIMES WITHIN ITS CONTROL AND TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE BEFORE THE RESALE RESTRICTION TERMINATION DATE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSES (C),
(D) OR (E) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY

REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

No.                                                               $________

                                                        CUSIP No. 450302AC8

                             ISP HOLDINGS INC.

                       9 3/4% SENIOR NOTES DUE 2002


            ISP HOLDINGS INC., a Delaware corporation (the
"Company"), promises to pay to

            , or registered assigns, the principal sum of Dollars on February 15, 2002 and to pay interest thereon on February 15 and August 15, in each year, commencing on February 15, 1997 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate specified herein, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the February 1 or August 1, whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Interest Payment Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                    ISP HOLDINGS INC.


[Seal]                              By: ____________________________
                                        Name:
                                        Title:


                                    By: ____________________________
                                        Name:
                                        Title:


Dated:


Trustee's Certificate of Authentication

This is one of the 9 3/4% Senior
Notes due 2002 described in
the within-mentioned Indenture.

THE BANK OF NEW YORK,
  as Trustee


By: ___________________________
      Authorized Signatory

                    [FORM OF REVERSE SIDE INITIAL NOTE]

                             ISP HOLDINGS INC.

                       9 3/4% Senior Notes due 2002



            1. Interest. ISP HOLDINGS INC., a Delaware corporation (the "Company"), shall pay interest on overdue principal at the rate of 9 3/4% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Holder must surrender this Note to a Paying Agent to collect principal payments. the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. With respect to certificated Notes, the Company, however, may pay interest by a check payable in such money. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") or its agent will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder. The Company or any of its Subsidiaries or Affiliates may act in any such capacity, except in certain circumstances.

            4. Indenture. The Company issued the Notes under an Indenture dated as of October 18, 1996 (the "Indenture") between the Company and the Trustee. Capitalized terms used in this Note and not defined in this Note shall have the meaning set forth in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and said Act for a statement of such terms.

            The Notes are senior unsecured obligations of the Company limited to the Initial Notes Amount. This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes, as defined below, issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

            5.  Redemption.

            (a) Optional Redemption. In the event that on or prior to October 15, 1999, (x) the Company consummates a sale of its Common Stock or (y) ISP or the Company consummates a sale of the Common Stock of ISP or (z) on and after the Determination Date, BMCA or its parent consummates sale of the Common Stock of BMCA, the Company may, at its option, redeem, but only to the extent of net cash proceeds therefrom actually received by the Company, up to 50% (in the case of a redemption under clause (x) or (y)) or 25% (in the case of a redemption under clause (z)) of the principal amount of the Notes then outstanding at a redemption price equal to 109.75% of the principal amount thereof plus accrued interest thereon to the date of redemption; provided, however, that, no such redemption may be made if and to the extent that, after giving effect thereto, less than 50% of the principal amount of Notes originally issued would be outstanding. Any such redemption shall be made within 75 days of the first consummation of any such sale.

            In the event a Change of Control occurs, the Company may redeem all, but not less than all, of the Notes then outstanding, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, plus the Applicable Premium. Notice of any redemption to be made pursuant to this paragraph as a result of the occurrence of a Change of Control must be given no later than 10 days after the Change of Control Payment Date applicable to the Change of Control giving rise to such redemption, and redemption must be made within 30 days of the date of the notice.

            The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 1999, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

            YEAR                               PERCENTAGE

            1999 ..........................     104.8750%
            2000 ..........................     102.4375%
            2001 ..........................     100.0000%

            (b) Mandatory Redemption. The Notes will not have the benefit of any sinking fund.

            6. Put Provisions. Upon a Change of Control, each Holder of Notes will have the right to cause the Company to repurchase all or any part (in integral multiples of $1,000) of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof (or, if lower, the redemption price then in effect as set forth in the third paragraph of
Section 5(a)) plus accrued interest thereon to the date of repurchase, as provided in, and subject to the terms of, the Indenture.

            7. Notice of Redemption. Notice of redemptions pursuant to Section 5 will be mailed at least 30 days but not more than 60 days before the applicable redemption date (or, if applicable at such other time as is provided by Section 5(a)) to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Notes to be redeemed on the redemption date is deposited with the Paying Agent on the redemption date, on and after such date interest ceases to accrue on such Notes or portions of them. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

            8. Proceeds on Disposition of Assets. Under certain circumstances, the Company is required to apply the Net Cash Proceeds (or a portion thereof) from Asset Sales to offer to purchase Notes at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase.

            9. Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

            10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the

Person in whose name this Note is registered with the Registrar as the owner for all purposes.

            11. Unclaimed Money. If money for the payment of interest or principal remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After such time, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. Discharge Prior to Maturity. Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient for the payment of principal and interest on the Notes to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Notes.

            13. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for assumption of the obligations of the Company to Holders in accordance with the terms of the Indenture or make any change that does not adversely affect the rights of any Holder.

            14. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or certain of its Subsidiaries to make Restricted Payments and Restricted Investments and the ability of the Company and certain of its Subsidiaries to incur Debt, create Liens or engage in transactions with Affiliates or issue Preferred Stock, all subject to certain important limitations and qualifications described in the Indenture. The Indenture allows for the consummation of the Spin Off.

            15. Successor Corporation. When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

            16. Defaults and Remedies. The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. the Company must furnish quarterly compliance certificates to the Trustee.

            17. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any of its Affiliates, as if it were not the Trustee.

            18. No Recourse Against Others. A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            19. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent.

            20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

            22.  Registration Rights.  Pursuant to the
Registration Rights, attached as Schedule A to the Indenture, the Company has certain obligations regarding an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's Series B 9 3/4% Senior Notes due 2002 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount and having identical terms as the Initial Notes (other than certain restrictions on transfers). The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights. Within five days after the occurrence of an event so resulting in such additional interest payments, the Company shall provide the Trustee with an Officers' Certificate describing such event and providing the Trustee with all necessary details relating to the payment of such interest, including, without limitation, the interest rate, the effective date of such interest rate and the method of calculating interest.


            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

            ISP Holdings Inc.
                c/o ISP Management Company Inc.
                1361 Alps Road
                Wayne, New Jersey  07470
            Attention: Secretary

                              ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to



            (insert assignee's social security or tax I.D. no.)












           (Print or type assignee's name, address and zip code)


and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:  ___________________   Your Signature:

(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:_________________________


In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is three years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred:

            CHECK ONE BOX BELOW

(1)  __     to the Company or a subsidiary thereof; or

(2)  __     to a "qualified institutional buyer" (as defined in
            Rule 144A under the Securities Act of 1933, as amended) in compliance with Rule 144A; or

(3)   __    to an institutional "accredited investor" (as defined
            in Rule 501(a)(1), (2), (3) or (7) under the
            Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)   __    outside the United States in compliance with Rule 903
            or Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)   __    pursuant to the exemption from registration provided
            by Rule 144 under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.


Signature Guarantee:                            Signature

___________________
                                                Signature

                    OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.19 or 4.20 of the Indenture, check the appropriate box:

                              __                            __
            Section 4.19  / /             Section 4.20  / /

                                   ____

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.19 or 4.20 of the Indenture, state the principal amount:
$

Date:________________________Your Signature:
                                  (Sign exactly as your name appears
                                  on the other side of the Note)

Signature Guarantee:
                                    (Signature must be guaranteed)

                                                                  EXHIBIT B



                      [FORM OF FACE OF EXCHANGE NOTE]



No.                                                               $________

                                                       CUSIP No.


                             ISP HOLDINGS INC.

                   SERIES B 9 3/4% SENIOR NOTES DUE 2002


            ISP HOLDINGS INC., a Delaware corporation (the
"Company"), promises to pay to

            , or registered assigns, the principal sum of Dollars on February 15, 2002 and to pay interest thereon on February 15 and August 15, in each year, commencing on February 15, 1997 (each an "Interest Payment Date"), accruing from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate specified herein, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

            The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Note is registered at the close of business on the February 1 or August 1, whether or not a Business Day, as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the then applicable interest rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Interest Payment Date, and may be paid to the Person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


                                    ISP HOLDINGS INC.


[Seal]                              By: ____________________________
                                        Name:
                                        Title:


                                    By: __________________________
                                        Name:
                                        Title:


Dated:


Trustee's Certificate of Authentication

This is one of the Series B 9 3/4%
Notes due 2002 described in
the within-mentioned Indenture.

THE BANK OF NEW YORK,
  as Trustee


By: ___________________________
      Authorized Signatory

                   [FORM OF REVERSE SIDE EXCHANGE NOTE]

                             ISP HOLDINGS INC.

                      Series B 9 3/4% Notes due 2002



            1. Interest. ISP HOLDINGS INC., a Delaware corporation (the "Company"), shall pay interest on overdue principal at the rate of 9 3/4% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            2. Method of Payment. The Holder must surrender this Note to a Paying Agent to collect principal payments. the Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. With respect to certificated Notes, the Company, however, may pay interest by a check payable in such money. The Company may mail an interest check to the Holder's registered address. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

            3. Paying Agent and Registrar. Initially, The Bank of New York (the "Trustee") or its agent will act as Paying
Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without prior notice to any Holder.
The Company or any of its Subsidiaries or Affiliates may act in any such capacity, except in certain circumstances.

            4. Indenture. The Company issued the Notes under an Indenture dated as of October 18, 1996 (the "Indenture") between the Company and the Trustee. Capitalized terms used in this Note and not defined in this Note shall have the meaning set forth in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and said Act for a statement of such terms.

            The Notes are senior unsecured obligations of the Company limited to the Initial Notes Amount. This Note is one of the Exchange Notes referred to in the Indenture. The Notes include the Exchange Notes and any Initial Notes in exchange for which the Exchange Notes were issued pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture.

            5.    Redemption.

            (a) Optional Redemption. In the event that on or prior to October 15, 1999, (x) the Company consummates a sale of its Common Stock or (y) ISP or the Company consummates a sale of the Common Stock of ISP or (z) on and after the Determination Date, BMCA or its parent consummates sale of the Common Stock of BMCA, the Company may, at its option, redeem, but only to the extent of net cash proceeds therefrom actually received by the Company, up to 50% (in the case of a redemption under clause (x) or (y)) or 25% (in the case of a redemption under clause (z)) of the principal amount of the Notes then outstanding at a redemption price equal to 109.75 % of the principal amount thereof plus accrued interest thereon to the date of redemption; provided, however, that, no such redemption may be made if and to the extent that, after giving effect thereto, less than 50% of the principal amount of Notes originally issued would be outstanding. Any such redemption shall be made within 75 days of the first consummation of any such sale.

            In the event a Change of Control occurs, the Company may redeem all, but not less than all, of the Notes then outstanding, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date, plus the Applicable Premium. Notice of any redemption to be made pursuant to this paragraph as a result of the occurrence of a Change of Control must be given no later than 10 days after the Change of Control Payment Date applicable to the Change of Control giving rise to such redemption, and redemption must be made within 30 days of the date of the notice.

            The Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after October 15, 1999, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October 15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

            YEAR                               PERCENTAGE

            1999 ..........................     104.8750%
            2000 ..........................     102.4375%
            2001 ..........................     100.0000%

            (b) Mandatory Redemption. The Notes will not have the benefit of any sinking fund.

            6. Put Provisions. Upon a Change of Control, each Holder of Notes will have the right to cause the Company to repurchase all or any part (in integral multiples of $1,000) of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof (or, if lower, the redemption price then in effect as set forth in the third paragraph of
Section 5(a)) plus accrued interest thereon to the date of repurchase, as provided in, and subject to the terms of, the Indenture.

            7. Notice of Redemption. Notice of redemptions pursuant to Section 5 will be mailed at least 30 days but not more than 60 days before the applicable redemption date (or, if applicable at such other time as is provided by Section 5(a)) to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the redemption price and accrued interest on all Notes to be redeemed on the redemption date is deposited with the Paying Agent on the redemption date, on and after such date interest ceases to accrue on such Notes or portions of them. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.

            8. Proceeds on Disposition of Assets. Under certain circumstances, the Company is required to apply the Net Cash Proceeds (or a portion thereof) from Asset Sales to offer to purchase Notes at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase.

            9. Denominations, Transfer, Exchange. The Notes are in registered form in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

            10. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the

Person in whose name this Note is registered with the Registrar as the owner for all purposes.

            11. Unclaimed Money. If money for the payment of interest or principal remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After such time, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

            12. Discharge Prior to Maturity. Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient for the payment of principal and interest on the Notes to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Notes.

            13. Amendments, Supplements and Waivers. Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for assumption of the obligations of the Company to Holders in accordance with the terms of the Indenture or make any change that does not adversely affect the rights of any Holder.

            14. Restrictive Covenants. The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or certain of its Subsidiaries to make Restricted Payments and Restricted Investments and the ability of the Company and certain of its Subsidiaries to incur Debt, create Liens or engage in transactions with Affiliates or issue Preferred Stock, all subject to certain important limitations and qualifications described in the Indenture. The Indenture allows for the consummation of the Spin Off.

            15. Successor Corporation. When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

            16. Defaults and Remedies. The Notes have the Events of Default as set forth in Section 6.01 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. the Company must furnish quarterly compliance certificates to the Trustee.

            17. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or any of its Affiliates, and may otherwise deal with the Company or any of its Affiliates, as if it were not the Trustee.

            18. No Recourse Against Others. A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

            19. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or any authenticating agent.

            20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

            ISP Holdings Inc.
                c/o ISP Management Company Inc.
                1361 Alps Road
                Wayne, New Jersey  07470
            Attention: Secretary

                              ASSIGNMENT FORM


To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to



            (insert assignee's social security or tax I.D. no.)












           (Print or type assignee's name, address and zip code)



and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:  ___________________   Your Signature:

(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:_________________________

                    OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.19 or 4.20 of the Indenture, check the appropriate box:

                              __                            __
            Section 4.19  / /             Section 4.20  / /

                                   ____

            If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.19 or 4.20 of the Indenture, state the principal amount:
$

Date:________________________Your Signature:
                                  (Sign exactly as your name appears
                                  on the other side of the Note)

Signature Guarantee:
                                    (Signature must be guaranteed)

                                                            EXHIBIT C



                [FORM OF LEGEND FOR BOOK-ENTRY SECURITIES]


            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING
      OF THE INDENTURE HEREINAFTER REFERRED TO AND IS
      REGISTERED IN THE NAME OF A DEPOSITORY OR A
      NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.
      THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES
      REGISTERED IN THE NAME OF A PERSON OTHER THAN THE
      DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED
      CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO
      TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER
      OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A
      NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE
      DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF
      THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE
      LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN
      AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
      COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER
      OR ITS AGENT FOR REGISTRATION OF TRANSFER,
      EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED
      IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH
      OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
      REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO
      CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED
      BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY
      TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
      OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH
      AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
      INTEREST HEREIN.

                                                   Schedule A
                                                   to Indenture


                       ISP HOLDINGS INC.

                 9 3/4% Senior Notes Due 2002

                      REGISTRATION RIGHTS


                                               October 18, 1996


          ISP Holdings Inc., a Delaware corporation (the
"Company"), hereby agrees for the benefit of the holders (the
"Holders") of its 9 3/4% Senior Notes due 2002 (the "Notes") as follows:

          1. Registered Exchange Offer. The Company shall prepare and, not later than the date (the "Filing Deadline") which is 60 days after the date of expiration (the "Expiration Date") of the offer to exchange pursuant to which the Notes are being issued, file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of the Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of debt securities of the Company identical in all material respects to the Notes (the "Exchange Notes"), except for the transfer restrictions relating to the Notes. The Company shall use its best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 120 days after the Expiration Date. Following the declaration of the effectiveness of the Exchange Offer Registration Statement, the Company shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder of the Notes electing to exchange the Notes for Exchange Notes and (assuming that such Holder is not an affiliate of the Company within the meaning of the Securities Act, acquires the Exchange Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Exchange Notes) to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the Securities Act and the securities laws of the several states of the United States. In connection with such Registered Exchange Offer, the Company shall take such further action, including, without limitation, appropriate filings under state securities laws, as may be necessary to realize the foregoing objective subject to the proviso of Section 3(h).

            The Company shall include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution", which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Exchange Notes received by such broker-dealer in the Registered Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies represent the prevailing views of the staff of the Commission. Such "Plan of Distribution" section shall also allow the use of the prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

            The Company shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided that such period shall not exceed 180 days (or such longer period if extended pursuant to Section 3(j) below).

            In connection with the Registered Exchange Offer, the Company shall:

            (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

            (b) keep the Registered Exchange Offer open for not less than 20 business days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

            (c) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

            (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Registered Exchange Offer shall remain open; and

            (e) otherwise comply in all respects with all applicable laws.

            As soon as practicable after the close of the Registered Exchange Offer the Company shall:

            (i) accept for exchange all the Notes tendered and not validly withdrawn pursuant to the Registered Exchange
      Offer;

           (ii)  deliver to The Bank of New York, as trustee (the
      "Trustee") for cancellation all the Notes so accepted for exchange; and

          (iii) cause the Trustee to authenticate and deliver promptly to each Holder, Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

            The Exchange Notes may be issued under (i) the Indenture (the "Indenture"), dated as of October 18, 1996, between the Company and the Trustee or (ii) an indenture substantially similar to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes and the Notes will vote and consent together on all matters as one class and that none of the Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

            2. Shelf Registration. If, (i) because of any change in law or in currently prevailing interpretations of the staff of the Commission, the Company is not permitted to effect a Registered Exchange Offer, as contemplated by Section 1 hereof, (ii) the Registered Exchange Offer is not completed within 180 days of the Issue Date (the "Completion Deadline") or (iii) any Holder is not eligible to participate in the Registered Exchange Offer or, in the case of any Holder that participates in the Registered Exchange Offer, such Holder does not receive freely tradeable Exchange Notes on the date of the exchange, the Company shall take the following actions:

            (a) The Company shall as promptly as reasonably practicable file with the Commission and thereafter shall use its best efforts to cause to be declared effective a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, "Registration Statements" and each a "Registration Statement") on an appropriate form under the Securities Act relating to the offer and sale of the Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf
      Registration Statement and Rule 415 under the Securities
      Act (hereafter, the "Shelf Registration").

            (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the Notes for a period of three years (or for such longer period if extended pursuant to Section 3(j) below) from the date of original issuance of the Notes or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement have been sold pursuant thereto; provided that the Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of the Notes covered thereby not being able to offer and sell the Notes during that period, unless such action is required by applicable law.

            (c) Notwithstanding any other provisions hereof to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Registered Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

            (a) The Company shall furnish to the Dealer Manager (the "Dealer Manager") of the exchange offer under which the Notes where issued, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and shall obtain the consent of the Dealer Manager to any such filing, which shall not be unreasonably withheld.

            (b)  The Company shall give written notice to the

      Holders of the Notes and any Participating Broker-Dealer from whom the Company has received prior written notice that it will be a Participating Broker-Dealer in the Registered Exchange Offer:

                  (i)  when the Registration Statement or any
            amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                 (ii)  of any request by the Commission for
            amendments or supplements to the Registration Statement or the prospectus included therein or for additional information, provided that the contents need only be disclosed to one counsel appointed by and on behalf of the Holders of the Notes as described in Section 4;

                (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                 (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                  (v) of the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).

            (c) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

            (d) The Company shall furnish to each Holder of the Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference).

            (e) The Company shall deliver to any Holder who so requests, without charge, at least one copy of the

      Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if any such Holder requests, all exhibits (including those incorporated by reference).

            (f) The Company shall deliver to each Holder of the Notes included within the coverage of the Shelf Registration, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions hereof, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes in connection with the offering and sale of the Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

            (g) The Company shall deliver to any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions hereof, to the use of the prospectus or any amendment or supplement thereto by, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

            (h) Prior to any public offering of the Notes, pursuant to the Shelf Registration, the Company shall register or qualify or cooperate with the Holders of the Notes included therein and their respective counsel in connection with the registration or qualification of the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as any Holder of the Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by the Shelf Registration; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or
      (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

            (i) The Company shall cooperate with the Holders of the Notes to facilitate the timely preparation and delivery of certificates representing the Notes to be sold in the Shelf Registration free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Notes pursuant to the Shelf Registration.

            (j)  Upon the occurrence of any event contemplated by
      Section 3(b)(v) above, the Company shall promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to Holders of the Notes or the Exchange Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of the Notes and any known Participating Broker-Dealer in accordance with
      Section 3(b)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders of the Notes and any such Participating Broker-Dealers shall suspend use of such prospectus, and the period of effectiveness of the Shelf Registration Statement provided for in Section 2(b) above and the Exchange Offer Registration Statement provided for in Section 1 above shall each be extended by the number of days from and including the date of the giving of such notice to and including the date when the Holders of the Notes and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

            (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Notes or Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Notes or Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.

            (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registered Exchange Offer or the Shelf Registration and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section

      11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Shelf Registration, which statement shall cover such 12-month period.

            (m) The Company shall cause the Indenture (or an indenture substantially identical to the Indenture in the case of a Registered Exchange Offer) to be qualified under the Trust Indenture Act of 1939, as amended.

            (n) The Company may require each Holder of the Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Notes as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement.

            (o) The Company shall enter into such customary agreements (including if requested an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Notes shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration.

            (p) In the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Notes, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement; provided that the foregoing inspection and information gathering shall be coordinated on behalf of the parties, by one counsel designated by and on behalf of such parties as described in Section 4.

            (q) In the case of the Registered Exchange Offer, the Company shall (i) make reasonably available for inspection by any known Participating Broker-Dealer and any attorney, accountant or other agent retained by such Participating Broker-Dealer all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by such Participating Broker-Dealer or any such attorney, accountant or agent in connection with the Exchange Offer Registration Statement; provided that the foregoing inspection and information gathering shall be coordinated on behalf of the parties, by one counsel designated by and on behalf of such parties as described in Section 4.

            (r) In the case of any Shelf Registration, the Company, if requested by any Holder of the Notes, shall cause its counsel to deliver an opinion relating to the Notes in customary form, cause its officers to execute and deliver all customary documents and certificates requested by any underwriters of the Notes and cause its independent public accountants to provide to the selling Holders of the Notes and any underwriter therefor a comfort letter in customary form.

            (s) In the case of the Registered Exchange Offer, if requested by any known Participating Broker-Dealer, the Company shall cause its outside counsel to deliver to such

      Participating Broker-Dealer a signed opinion in customary form in connection with the preparation of a Registration
      Statement and shall cause its independent public accountants to deliver to such Participating Broker-Dealer a comfort letter in customary form.

            4. Registration Expenses. The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses of Cahill Gordon & Reindel, counsel to the Dealer Manager, incurred in connection with the Registered Exchange Offer) and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Notes for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Notes to act as counsel for the Holders of the Notes in connection therewith, which counsel shall be reasonably satisfactory to the Company.

            5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Notes and each person, if any, who controls such Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee or agent of such Holder and each director, officer, employee or agent of each such controlling person (each Holder, such controlling persons and each such director, officer, employee and agent are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes), to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information furnished to the

Company by or on behalf of such Holder specifically for inclusion therein; provided, further, that (A) the Company shall not be obligated to indemnify or hold harmless any Indemnified Party in respect of any loss, claim, damage, liability or action to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary Registration Statement or preliminary prospectus if the applicable Holder failed to deliver a copy of a final prospectus or an amended or supplemented Registration Statement or prospectus that was made available by the Company to such Indemnified Party prior to the applicable sale to the person or persons asserting the claim which is the basis of indemnification and such final prospectus or amended or supplemented Registration Statement or prospectus cured such defect and (B) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Indemnified Party or any person who controls such Indemnified Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) without the prior written consent of such Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party and each such controlling person from all liability arising out of such claim, action, suit or proceeding. No Indemnified Party will settle or compromise or consent to the entry or any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought without the prior written consent of the Company (which consent will not be unreasonably withheld). The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (as described in such Registration Statement), their officers and directors and each person who controls such persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders of the Notes if requested by such Holders.

            (b) The Company agrees to indemnify and hold harmless any Participating Broker-Dealer and each person, if any, who controls such Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee or agent of such Participating Broker-Dealer and each director, officer, employee or agent of each such controlling person (any Participating Broker-Dealer, such controlling persons and each such director, officer, employee and agent of such

Participating Broker-Dealer or such controlling person are referred to collectively as the "Exchange Offer Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of Exchange Notes), to which each Exchange Offer Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Registration Statement or prospectus contained therein or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Exchange Offer Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Exchange Offer Registration Statement or prospectus contained therein or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Participating Broker-Dealer specifically for inclusion therein; provided, further, that (A) the Company shall not be obligated to indemnify or hold harmless any Exchange Offer Indemnified Party in respect of any loss, claim, damage, liability or action to the extent that any such loss, claim, damages, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a preliminary Registration Statement or preliminary prospectus if the applicable Participating Broker-Dealer failed to deliver a copy of, a final prospectus or an amended or supplemented Registration Statement or prospectus that was made available by the Company to such Exchange Offer Indemnified Party prior to the applicable sale to the person or persons asserting the claim which is the basis of indemnification and such final prospectus or amended or supplemented Registration Statement or prospectus cured such defect and (B) this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Exchange Offer Indemnified Party. The Company will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Exchange Offer Indemnified Party or any person who controls such Exchange Offer Indemnified Party within the meaning of Section 15 of the Securities Act or

Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) without the prior written consent of such Exchange Offer Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement, compromise or consent includes an unconditional release of such Exchange Offer Indemnified Party and each such controlling person from all liability arising out of such claim, action, suit or proceeding. No Exchange Offer Indemnified Party will settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought without the prior written consent of the Company (which will not be unreasonably withheld).

            (c) Each Holder of the Notes, severally and not jointly, will indemnify and hold harmless the Company, each director and officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with the investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its directors, officers or controlling persons.

            (d) Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party (i) will not relieve it from any liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights or defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or
(c) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this
Section 5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances) or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

            (e)  In circumstances in which the indemnity
agreement provided for in the preceding paragraphs of this
Section 5 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than by reason of exceptions provided in such Section 5), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and each indemnified party agrees that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this
Section 5(e), the Holders of the Notes shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Notes pursuant to a Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay in respect of the same or a similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each director, officer, employee and agent of any indemnified party and each person, if any, who controls such indemnified party within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as such indemnified party and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

            (f) The agreements contained in this Section 5 shall survive the sale of the Notes and the Exchange Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of the Indenture or any investigation made by or on behalf of any indemnified party.

            6.    Additional Interest Under Certain Circumstances.
(a) Additional interest at a rate of 0.5% per annum of the principal amount of the Notes (the "Additional Interest") shall be assessed as follows:

            (i) if the Exchange Offer Registration Statement is not filed with the Commission by the Filing Deadline, then, commencing on the Filing Deadline, Additional
      Interest shall be assessed on the Notes;

           (ii) if the Registered Exchange Offer is not completed or a Shelf Registration is not declared effective by the Commission by the Completion Deadline, then, commencing on the Completion Deadline, Additional

      Interest shall be assessed on the Notes; and

          (iii) if (A) the Company has not exchanged Exchange Notes for all the Notes validly tendered in accordance with the terms of the Registered Exchange Offer on or prior to 30 business days after the date on which the Exchange Offer Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective and it ceases to be effective prior to three years (or such later date if such three-year period is extended pursuant to Section 3(j) above or such shorter period as is provided in
      Section 2(b)) from the Expiration Date, then Additional Interest shall be assessed on the Notes commencing on
      (x) the 31st business day after such effective date in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of (B) above;

provided, however, that (1) upon the filing of the Exchange Offer Registration Statement or the Completion Deadline in the case of (i) above, (2) upon completion of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement in the case of (ii) above, or (3) upon the exchange of Exchange Notes for all the Notes validly tendered in accordance with the terms of the Registered Exchange Offer, or upon the effectiveness of the Shelf Registration Statement which has ceased to remain effective prior to three years (or such later date if extended pursuant to Section 3(j) above or such shorter period as is provided in Section 2(b)) from the date of original issuance of the Notes in the case of (iii) above, Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) shall immediately cease to accrue.

            (b) Any amount of Additional Interest due pursuant to clauses (i), (ii) or (iii) of Section 6(a) above will be payable in cash semiannually in arrears on each Interest Payment Date (as defined in the Notes), commencing with the first such Interest Payment Date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the

Additional Interest by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period determined on the basis of a 360-day year comprised of twelve 30-day months, and the denominator of which is 360.

            (c) If the Company effects the Registered Exchange Offer, the Company will be entitled to close the Registered Exchange Offer provided that the Company has accepted all the Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.


            7.    Miscellaneous.

            (a) Amendments and Waivers. The provisions hereof may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of Holders of a majority in aggregate principal amount of the Notes, determined in accordance with the terms of the Indenture.

            (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, telex, telecopy, or air courier which guarantees overnight delivery:

            (1)   if to a Holder of the Notes, in accordance with
      Section 10.02 of the Indenture;

            (2)   if to the Company, at its address as follows:

                  c/o ISP Management Company Inc.
                  1361 Alps Road
                  Wayne, New Jersey  07970
                  Attention:  General Counsel

            All such notices and communications to the Company shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by recipient's telecopy operator, if telecopied; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery. All such notices and communications to the Holders shall be deemed to have been duly given if given as provided in Section 10.02 of the Indenture.

            (c) Successors and Assigns. The provisions hereof shall be binding upon the Company and its successors and assigns.

            (d)  Headings.  The headings herein are for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (e) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.